                                                        EXHIBIT 3(b)


                               RESTATED ARTICLES
                                       OF
                       WESTINGHOUSE ELECTRIC CORPORATION

                          (As amended to May 5, 1994)

         FIRST: The name of the corporation (hereinafter called the Corporation) is WESTINGHOUSE ELECTRIC CORPORATION.

        SECOND: The location and post office address of the current registered office of the Corporation in the Commonwealth of Pennsylvania is Westinghouse Building, Gateway Center, Pittsburgh, Allegheny County, Pennsylvania 15222.

        THIRD: The Corporation is subject to the Act of the General Assembly of the Commonwealth of Pennsylvania, known as the "Business Corporation Law", approved May 5, 1933, and any act amendatory thereof, supplementary thereto or substituted therefor, and the purposes for which the Corporation is organized are:

        (1) To develop, build, manufacture, process and otherwise produce, to purchase, lease, exchange and otherwise acquire, and to hold, own, use, operate, repair, sell, lease, assign, distribute and otherwise deal in and dispose of structures, machinery, equipment, apparatus, appliances, devices, products, materials, articles, processes and systems for any application or purpose, whether for use for industrial, utility, transportation, broadcasting, communication, home, defense, consumer or other





LAW2:7499                                                              -1-
purposes or applications, or combinations thereof, whatsoever, including but not limited to the following: for the generation, conversion, transmission, utilization, storage and control of any form of energy whatsoever (including but not limited to electrical, mechanical, chemical, atomic, nuclear, steam, thermal, mineral, gas, water and solar); for the handling, conditioning, heating, cooling, treatment, application or use of air and other gases, liquids and solids; for aerial, nautical, terrestrial, spatial or celestial operations, applications or navigation; for radio, television and all other forms of transmission, reception or communication; and for incorporation into or use in, on or about any establishment, building or structure of any kind or nature whatsoever; and any and all related engines, turbines, motors, parts, tools, accessories and improvements thereof and supplies or materials pertaining or incidental to any of the above structures, machinery, equipment, apparatus, appliances, devices, products, materials, articles, processes and systems, of any kind or nature whatsoever.
         (2) To develop, build, manufacture, process and otherwise produce, to purchase, lease, exchange and otherwise acquire, and to hold, own, use, operate, repair, sell, lease, assign, distribute and otherwise deal in and dispose of structures, machinery, equipment, apparatus, appliances, devices, products, materials, articles, processes, systems, goods, wares and merchandise of every kind, nature and description, and to engage in any industrial, manufacturing, mining, mercantile,





LAW2:7499                                                              -2-
broadcasting, trading or other lawful business of any kind or character whatsoever.
         (3) To conduct and carry on research work in, and to engage in any activity pertaining or incidental to, any scientific, technical or other field or fields, and to render services of a scientific, technical or other nature to any person, association, firm, corporation, country, state, municipality or other governmental division or subdivision.
         (4) To purchase, lease, exchange and otherwise acquire all, or any part of, or any interest in, the properties, assets, business and goodwill of any one or more persons, associations, firms or corporations; to pay for the same in cash, property or its own or other securities; to hold, own, use, operate, reorganize and otherwise manage such properties, assets, business and goodwill; to sell, lease, assign, distribute, liquidate and otherwise deal in and dispose of the whole or any part thereof; and in connection therewith, to assume or guarantee performance of any liabilities, obligations or contracts of such persons, associations, firms or corporations.
         (5) To develop, apply for, register, take licenses in respect of, purchase, lease, exchange and otherwise acquire, and to hold, own, use, operate, sell, lease, assign, grant licenses in respect of, manufacture under, exercise and otherwise deal in and dispose of any and all inventions, devices, formulae, technical or business information, including trade secrets, know-how, processes, improvements and modifications thereof, letters





LAW2:7499                                                              -3-
patent and all rights connected therewith or appertaining thereto, copyrights, trademarks, trade names, trade symbols and other indications of origin and ownership, franchises, licenses, concessions or other rights granted by or recognized under the laws of any country, state, municipality or other governmental division or subdivision.
         (6) To purchase, exchange and otherwise acquire, and to hold, own, sell, assign, transfer, reissue, cancel and otherwise deal in and dispose of its own shares and securities, to such extent and in such manner and upon such terms as it may determine; provided that the Corporation shall not use its funds or property for the purchase of its own shares when such purchase shall be prohibited by law; and provided that shares of its capital stock which belong to the Corporation shall not be voted directly or indirectly.
         (7) To enter into, make, perform and carry out contracts and agreements of every kind and description which may be necessary, appropriate, convenient or advisable in carrying out the purpose of the Corporation, with any person, association, firm, corporation, country, state, municipality or other governmental division or subdivision.
         (8) To carry out any of or all the foregoing purposes as principal or agent and alone or with associates; and to execute from time to time such general or special powers of attorney to such person or persons as it may determine, granting to such person or persons such powers as it may deem proper, and to





LAW2:7499                                                              -4-
revoke such powers of attorney as and when it may desire; and to conduct its business in any and all of its branches at one or more offices in the Commonwealth of Pennsylvania and elsewhere.
         (9) To do everything necessary, suitable, convenient or proper for, or in connection with, or incident to, the accomplishment of any of the purposes herein enumerated, or which shall at any time appear conducive to or expedient for the accomplishment of any of such purposes, not inconsistent with the laws of the Commonwealth of Pennsylvania.
         Except as otherwise expressly provided in this Article THIRD, none of the purposes set forth above in this Article THIRD shall be in any way limited or restricted by reference to, or inference from, any other of the purposes therein set forth, and each of said purposes shall be regarded as a separate and independent purpose.
         The purposes set forth above shall be construed as powers as well as purposes; but the enumeration herein of certain powers is not intended to be exclusive of, or a waiver of, but shall be in addition to, the powers, rights or privileges granted or conferred by said "Business Corporation Law" and any other laws of the Commonwealth of Pennsylvania applicable to the Corporation that may now or hereafter be in force. Without limiting the generality of the foregoing, the Corporation shall have and may exercise the general powers which are now or may hereafter be enumerated in Section 302 of said "Business Corporation Law", or any act amendatory thereof, supplemental thereto or substituted





LAW2:7499                                                              -5-
therefor, to the same extent as if such powers were set forth in full herein.
         Except as otherwise provided by law or these Articles or the By-laws, the powers of the Corporation shall be exercised by its Board of Directors.
         Nothing herein contained shall authorize or be construed as intended to authorize the Corporation to carry on any business or exercise any powers in any commonwealth, state, territory, or country which a business corporation organized under the laws of such commonwealth, state, territory or country could not carry on or exercise, except to the extent permitted or authorized by the laws of such commonwealth, state, territory or country; and notwithstanding any provision herein, the Corporation shall not be deemed to have the power to carry on or exercise within the Commonwealth of Pennsylvania any business whatsoever the carrying on or exercising of which would prevent the Corporation from being classified as a business corporation under said "Business Corporation Law", or any act amendatory thereof, supplemental thereto or substituted therefor.
         FOURTH: The term of existence of Corporation shall be perpetual.
         FIFTH:  A.       The total number of shares of all classes of stock
which the Corporation shall have authority to issue is 505 million consisting of (1) 25 million shares of Preferred Stock, par value $1.00 per share ("Preferred Stock"), and (2) 630





LAW2:7499                                                              -6-
million shares of Common Stock, par value $1.00 per share ("Common Stock").
         B. The Board of Directors is hereby expressly authorized to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock. Before any share of any such series is issued, the Board shall fix, and hereby is expressly empowered to fix, the following provisions of the shares thereof:
                 (1) the terms of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;
                 (2) whether the shares of such series shall have voting rights in addition to any voting rights provided by law and, if so, the terms of such voting rights, which may be general or limited;
                 (3) the dividends, if any, payable on such series, whether any such dividends shall be cumulative and, if so, from what dates, the conditions and dates upon which such dividends shall be payable, the preference or relation which such dividends shall bear to the dividends payable on any shares of stock of any other class or any other series of Preferred Stock;
                 (4) whether the shares of such series shall be subject to redemption at the election of the Corporation or the holders of such series and, if so, the times, prices and other conditions of such redemption;
                 (5) the amount or amounts payable upon shares of such series upon, and the rights of the holders of such series in the





LAW2:7499                                                              -7-
event of, voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets of the Corporation;
                 (6) whether the shares of such series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;
                 (7) whether the shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or any other series of Preferred Stock or any other securities and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;
                 (8) the limitations and restrictions, if any, to be effective while any shares of such series are outstanding upon the payment of dividends or the making of other distributions on, or upon the purchase, redemption or other acquisition by the Corporation of, the Common Stock or shares of stock of any other class or any other series of Preferred Stock;
                 (9) the conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issue of any additional stock, including additional shares of any other series of Preferred Stock or of any other class of stock; and





LAW2:7499                                                              -8-

                 (10) any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof.
         C. The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series of Preferred Stock at any time outstanding. All shares of any one series of Preferred Stock shall be identical in all respects with all other shares of such series, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative.
         D. Subject to the provisions of this Article FIFTH and actions taken by the Board of Directors pursuant to this Article
                 FIFTH:
                 (1) such dividends (whether in cash, stock or otherwise) as may be determined by the Board of Directors may be declared and paid on the Common Stock from time to time in accordance with the laws of the Commonwealth of Pennsylvania; and the holders of the Preferred Stock shall not be entitled to participate in any such dividends whether payable in cash, stock or otherwise;
                 (2) voting power shall be exclusively vested in the Common Stock;
                 (3) dividends upon shares of any class of the Corporation shall be payable only out of assets legally available





LAW2:7499                                                              -9-
for the payment of such dividends, and the rights of the holders of the Preferred Stock of all series and of the holders of the Common Stock in respect of dividends shall at all times be subject to the power of the Board of Directors, which is hereby expressly vested in said Board, from time to time to set aside such reserves and to make such other provisions, if any, as said Board shall deem to be necessary or advisable for working capital, for additions, improvements and betterments to plant and equipment, for expansion of the Corporation's business (including the acquisition of real and personal property for that purpose), for plans for maintaining employment at the plants of the Corporation and also for other plans for the benefit of employees generally, and for any other purposes of the Corporation whether or not similar to those herein mentioned;
                 (4) holders of Preferred Stock and holders of Common Stock shall not have any preemptive, preferential or other right to subscribe for or purchase or acquire any shares of any class or any other securities of the Corporation, whether now or hereafter authorized, and whether or not convertible into, or evidencing or carrying the right to purchase, shares of any class or any other securities now or hereafter authorized, and whether the same shall be issued for cash, services or property, or by way of dividend or otherwise, other than such right, if any, as the Board of Directors in its discretion from time to time may determine. If the Board of Directors shall offer to the holders of the Preferred Stock or the holders of the Common Stock,, or





LAW2:7499                                                             -10-
any of them, any such shares or other securities of the Corporation, such offer shall not in any way constitute a waiver or release of the right of the Board of Directors subsequently to dispose of other portions of said shares or securities without so offering the same to said holders.
                 (5) the shares of Preferred Stock and the shares of Common Stock may be issued for such consideration and for such corporate purposes as the Board of Directors may from time to time determine;
                 (6) subject to the provisions of the By-laws of the Corporation as from time to time amended, with respect to the closing of the transfer books or the fixing of a record date for the determination of stockholders entitled to vote, each holder of record of shares of any class of the Corporation shall be entitled to one vote, on each matter submitted to a vote at a meeting of stockholders and in respect of which shares of such class shall be entitled to be voted, for every share of such class standing in his name on the books of the Corporation;
                 (7) in each election of directors no stockholder shall have any right to cumulate his votes and cast them for one candidate or distribute them among two or more candidates.
         E.      1.       DESIGNATION AND NUMBER OF SHARES.  The shares of such
series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"). The par value of each share of the Series A Preferred Stock shall be $1. The number of shares initially constituting the Series A





LAW2:7499                                                             -11-

Preferred Stock shall be 3,000,000; provided, however, that, if more than a total of 3,000,000 shares of Series A Preferred Stock shall be issuable upon the exercise of Rights (the "Rights") issued pursuant to the Rights Agreement dated as of December 7, 1988, between the Corporation and Mellon Bank, N.A., as Rights Agent (the "Rights Agreement"), the Board of Directors of the Corporation, pursuant to Section 602(B) of the Pennsylvania Business Corporation Law, shall direct by resolution or resolutions that a certificate be properly executed, acknowledged, filed and recorded, in accordance with the provisions of Section 10 thereof, providing for the total number of shares of Series A Preferred Stock authorized to be issued to be increased (to the extent that the Certificate of Incorporation then permits) to the largest number of whole shares (rounded up to the nearest whole number) issuable upon exercise of such Rights.
                 2. DIVIDENDS OR DISTRIBUTIONS. (a) Subject to the prior and superior rights of the holders of shares of any other series or Preferred Stock or other class of capital stock of the Corporation ranking prior and superior to the shares of Series A Preferred Stock with respect to dividends, the holders of shares of the Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of the assets of the Corporation legally available therefore, (1) quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being





LAW2:7499                                                             -12-
referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or a fraction of a share of Series A Preferred Stock, in the amount of $10 per whole share (rounded to the nearest cent) less the amount of all cash dividends declared on the Series A Preferred Stock pursuant to the following clause (2) since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock, and (2) dividends payable in cash on the payment date for each cash dividend declared on the Common Stock in an amount per whole share (rounded to the nearest cent) equal to the Formula Number then in effect times the cash dividends then to be paid on each share of Common Stock. In addition, if the Corporation shall pay any dividend or make any distribution on the Common Stock payable in assets, securities or other forms of noncash consideration (other than dividends or distributions solely in shares of Common Stock), then, in each such case, the Corporation shall simultaneously pay or make on each outstanding whole share of Series A Preferred Stock a dividend or distribution in like kind equal to the Formula Number then in effect times such dividend or distribution on each share of the Common Stock. As used herein, the "Formula Number" shall be 100; provided, however, that, if at any time after December 17, 1988, the Corporation shall (i) declare or pay any dividend on the Common Stock payable in shares of Common Stock or make any





LAW2:7499                                                             -13-
distribution on the Common Stock in shares of Common Stock, (ii) subdivided (by a stock split or otherwise) the outstanding shares of Common Stock into a larger number of shares of Common Stock or (iii) combine (by a reverse stock split or otherwise) the outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such event the Formula Number shall be adjusted to a number determined by multiplying the Formula Number in effect immediately prior to such event by a fraction, the numerator of which is the number of shares of Common Stock that are outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that are outstanding immediately prior to such event (and rounding the result to the nearest whole number); and provided further that, if at any time after December 17, 1988, the Corporation shall issue any shares of its capital stock in a reclassification or change of the outstanding shares of Common Stock (including any such reclassification or change in connection with a merger in which the Corporation is the surviving corporation), then in each such event the Formula Number shall be appropriately adjusted to reflect such reclassification or change.
                 (b) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in Section 2(a) immediately prior to or at the same time it declares a dividend or distribution on the Common Stock (other than a dividend or distribution solely in shares of Common Stock);





LAW2:7499                                                             -14-
provided, however, that, in the event no dividend or distribution (other than a dividend or distribution in shares of Common Stock) shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $10 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a dividend or distribution declared thereon, which record date shall be the same as the record date for any corresponding dividend or distribution on the Common Stock.
                 (c) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from and after the Quarterly Dividend Payment Date next preceding the date of original issue of such shares of Series A Preferred Stock; provided, however, that dividends on such shares which are originally issued after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or prior to the next succeeding Quarterly Dividend Payment Date shall begin to accrue and be cumulative from and after such Quarterly Dividend Payment Date. Notwithstanding the foregoing, dividends on shares of Series A Preferred Stock which are originally issued prior to the record date for the first Quarterly Dividend Payment shall be calculated as if cumulative from and after the March 1, June 1, September 1





LAW2:7499                                                             -15-
or December 1, as the case may be, next preceding the date of original issuance of such shares. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding.
                 (d) So long as any shares of the Series A Preferred Stock are outstanding, no dividends or other distributions shall be declared, paid or distributed, or set aside for payment or distribution, on the Common Stock unless, in each case, the dividend required by this Section 2 to be declared on the Series A Preferred Stock shall have been declared.
                 (e) The holders of the shares of Series A Preferred Stock shall not be entitled to receive any dividends or other distributions except as provided herein.
                 3. VOTING RIGHTS. The holders of shares of Series A Preferred Stock shall have the following voting rights:
                 (a) Each holder of Series A Preferred Stock shall be entitled to a number of votes equal to the Formula Number then in effect, for each share of Series A Preferred Stock held of record on each matter on which holders of the Common Stock or stockholders generally are entitled to vote, multiplied by the maximum number of votes per share which the holders of the Common Stock or stockholders generally then have with respect to such matter.





LAW2:7499                                                             -16-

                 (b) Except as otherwise provided herein or by applicable law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as one class for the election of directors of the Corporation and on all other matters submitted to a vote of stockholders of the Corporation.
                 (c) If, at the time of any annual meeting of stockholders for the election of directors, the equivalent of six quarterly dividends (whether or not consecutive) payable on any share or shares of Series A Preferred Stock are in default, the number of directors constituting the Board of Directors of the Corporation shall be increased by two. In addition to voting together with the holders of Common Stock for the election of other directors of the Corporation, the holders of record of the Series A Preferred Stock, voting separately as a class to the exclusion of the holders of Common Stock, shall be entitled at said meeting of stockholders (and at each subsequent annual meeting of stockholders), unless all dividends in arrears have been paid or declared and set apart for payment prior thereto, to vote for the election of two directors of the Corporation, the holders of any Series A Preferred Stock being entitled to cast a number of votes per share of Series A Preferred Stock equal to the Formula Number. Until the default in payments of all dividends which permitted the election of said directors shall cease to exist any director who shall have been so elected pursuant to the next preceding sentence may be removed at any





LAW2:7499                                                             -17-
time, either with or without cause, only by the affirmative vote of the holders of the shares of Series A Preferred Stock at the time entitled to cast a majority of the votes entitled to be cast for the election of any such director at a special meeting of such holders called for that purpose, and any vacancy thereby created may be filled by the vote of such holders. If and when such default shall cease to exist, the holders of the Series A Preferred Stock shall be divested of the foregoing special voting rights, subject to revesting in the event of each and every subsequent like default in payments of dividends. Upon the termination of the foregoing special voting rights, the terms of office of all persons who may have been elected directors pursuant to said special voting rights shall forthwith terminate, and the number of directors constituting the Board of Directors shall be reduced by two. The voting rights granted by this
Section 3(c) shall be in addition to any other voting rights granted to the holders of the Series A Preferred Stock in this Section 3.
                 (d) Except as provided herein, in Section 11 below or by applicable law, holders of Series A Preferred Stock shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for authorizing or taking any corporate action.
                 4. CERTAIN RESTRICTIONS. (a) Whenever quarterly dividends or other dividends or distributions payable on the





LAW2:7499                                                             -18-

Series A Preferred Stock as provided in Section 2 hereof are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Stock outstanding shall have been paid in full, the Corporation shall not:
                          (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;
                          (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;
                          (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock; PROVIDED that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution,





LAW2:7499                                                             -19-
         liquidation or winding up) to the Series A Preferred Stock; or
                          (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Stock, or any shares of stock ranking on a parity with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.
                 (b) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (a) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.
                 5. LIQUIDATION RIGHTS, FAIR VALUE FOR PURPOSES OF PENNSYLVANIA ANTI-TAKEOVER STATUTE. (a) Upon the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A





LAW2:7499                                                             -20-

Preferred Stock shall have received an amount equal to the accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, plus an amount equal to the greater of (x) $100 per share or (y) an aggregate amount per share equal to the Formula Number then in effect times the aggregate amount to be distributed per share to holders of Common Stock, or
(2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up.
                 (b) Notwithstanding anything to the contrary in this certificate, in case any Controlling Person (as defined from time to time in Section 910 of 15 Pennsylvania Consolidated Statutes) shall be required to purchase any shares of Series A Preferred Stock pursuant to such Section 910, the amount that is determined to represent the "fair value" (as that term is used in such Section 910) of such shares shall be an amount per share equal to the Formula Number then in effect times the aggregate amount per share that such Controlling Person is required to pay to purchase any share of Common Stock pursuant to such Section 910.
                 6. CONSOLIDATION, MERGER, ETC. In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common





LAW2:7499                                                             -21-

Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the then outstanding shares of Series A Preferred Stock shall at the same time be similarly exchanged or changed in an amount per share equal to the Formula Number then in effect times the aggregate amount of stock, securities, cash or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is exchanged or changed.
                 7.       NO REDEMPTION; NO SINKING FUND.   (a) The shares of
Series A Preferred Stock shall not be subject to redemption by the Corporation or at the option of any holder of Series A Preferred Stock; provided, however, that the Corporation may purchase or otherwise acquire outstanding shares of Series A Preferred Stock in the open market or by offer to any holder or holders of shares of Series A Preferred Stock in accordance with the provisions of Section 4(a)(iv) hereof.
                 (b) The shares of Series A Preferred Stock shall not be subject to or entitled to the operation of a retirement or sinking fund.
                 8. RANKING. The Series A Preferred Stock shall rank junior to all other series of Preferred Stock of the Corporation, unless the Board of Directors shall specifically determine otherwise in fixing the powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof.





LAW2:7499                                                             -22-

                 9. FRACTIONAL SHARES. The Series A Preferred Stock shall be issuable upon exercise of the Rights issued pursuant to the Rights Agreement in whole shares or in any fraction of a share that is one one-hundredth (1/100th) of a share or any integral multiple of such fraction which shall entitle the holder, in proportion to such holder's fractional shares, to receive dividends, exercise voting rights, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock. In lieu of fractional shares, the Corporation, prior to the first issuance of a share or a fraction of a share of Series A Preferred Stock, may elect (1) to issue certificates evidencing such authorized fraction of a share of Series A Preferred Stock or (2) to issue depository receipts evidencing such authorized fraction of a share of Series A preferred Stock pursuant to an appropriate agreement between the Corporation and a depository selected by the Corporation; provided that such agreement shall provide that the holders of such depository receipts shall have all the rights, privileges and preferences to which they are entitled as holders of the Series A Preferred Stock.
                 10. REACQUIRED SHARES. Any shares of Series A Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to





LAW2:7499                                                             -23-
series until such shares are once more designated as part of a particular series by the Board of Directors pursuant to the provisions of Article FIFTH of the Restated Articles of Incorporation.
                 11. AMENDMENT. None of the powers, preferences and relative, participating, optional and other special rights of the Series A Preferred Stock as provided herein or in the Restated Articles of Incorporation shall be amended in any manner which would alter or change the powers, preferences, rights or privileges of the holders of Series A Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least 80% of the outstanding shares of Series A Preferred Stock, voting as a separate class; provided, however, that no such amendment approved by the holders of at least 80% of the outstanding shares of Series A Preferred Stock shall be deemed to apply to the powers, preferences, rights or privileges of any holder of shares of Series A Preferred Stock originally issued upon exercise of the Rights after the time of such approval without the approval of such holder.
         F.1. DESIGNATION. The shares of such series shall be designated as "Series B Conversion Preferred Stock" (the "Series B Preferred Stock") consisting of 8,222,500 shares.
           2. RANK. The Series B Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution and winding up, rank prior to the Common Stock, par value $1.00 per share (the "Common Stock"), and the Series A Participating





LAW2:7499                                                             -24-

Cumulative Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), of the Corporation. All equity securities of the Corporation to which the Series B Preferred Stock ranks prior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, including the Common Stock and the Series A Preferred Stock, are collectively referred to herein as the "Junior Securities;" all equity securities of the Corporation with which the Series B Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities;" and all equity securities of the Corporation (other than convertible debt securities) to which the Series B Preferred Stock ranks junior are collectively referred to herein as the "Senior Securities." The Series B Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities, subject to the limitations thereon provided for in paragraphs (6)(c) and (6)(d).
           3. DIVIDENDS. (a) The holders of outstanding shares of the Series B Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends accruing at the per share rate of $1.53 per quarter and no more, payable in arrears on the first day of each March, June, September and December, respectively (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing on September 1, 1992. If any Dividend Payment Date is not a business day (as defined in paragraph





LAW2:7499                                                             -25-

(4)(h)(i)), then the Dividend Payment Date shall be on the next succeeding day that is a business day. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 90 days preceding the payment dates thereof, as shall be fixed by the Board of Directors. Dividends on a share of Series B Preferred Stock shall accrue (whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared) on a daily basis from the previous Dividend Payment Date, except that the first dividend shall accrue from the date of issuance of such share of Series B Preferred Stock. Accrued and unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of the Series B Preferred Stock on the Mandatory Conversion Date (as defined in paragraph (4)(a)) or on the Settlement Date (as defined in paragraph (4)(h)(vi)), in the event of their earlier conversion, and will cease to accrue on the date of their earlier redemption pursuant to paragraph (4)(c) unless the Corporation shall default in delivering the shares of Common Stock and cash, if any, payable by the corporation upon such redemption. Dividends (or cash amounts equal to accrued and unpaid dividends) payable on the Series B Preferred Stock for any period shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months.





LAW2:7499                                                             -26-

                 (b) Unless full cumulative dividends, if any, accrued on the Series B Preferred Stock have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recent Dividend Payment Date, or the obligation of the Corporation with respect to the payment of such dividends shall have been satisfied in full by the distribution of shares of Common Stock as contemplated by paragraph (4)(a), then, whether or not the Mandatory Conversion Date has occurred, (i) no full dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation or other distribution declared or made on any Parity Securities, (ii) no dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock, the Series A Preferred Stock or upon any other Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Common Stock, the Series A Preferred Stock or any other Junior Securities) and (iii) no Common Stock, Series A Preferred Stock or any other Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such series or class by the Corporation, except by conversion into or in exchange for Junior Securities. If any dividends are not paid or set apart in full, as aforesaid, with respect to the Series B Preferred Stock and any Parity Securities, all dividends declared with respect to the





LAW2:7499                                                             -27-

Series B Preferred Stock and any Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series B Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series B Preferred Stock and such Parity Securities bear to each other. Holders of the shares of the Series B Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in paragraph (3)(a).
                 (c)      Subject to the foregoing provisions of this paragraph
(3) and paragraph (4)(d), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may redeem, purchase or otherwise retire any Junior securities or Parity Securities, and the holders of the shares of the Series B Preferred Stock shall not be entitled to share therein.
                 (d) Any dividend payment made on shares of the Series B Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series B Preferred Stock.
                 (e) All dividends paid with respect to shares of the Series B Preferred Stock pursuant to this paragraph (3) shall be paid pro rata to the holders entitled thereto.
                 (f) Holders of shares of the Series B Preferred Stock shall be entitled to receive the dividends provided for in this





LAW2:7499                                                             -28-
paragraph (3) in preference to and in priority over any dividends upon any of the Junior Securities.
         4. REDEMPTIONS OR CONVERSIONS. (a) AUTOMATIC CONVERSION ON MANDATORY CONVERSION DATE. Unless earlier called for redemption in accordance with the provisions hereof, on September 1, 1995 (the "Mandatory Conversion Date"), each outstanding share of the Series B Preferred Stock shall automatically convert into:
           (i) shares of Common Stock at the Common Equivalent Rate (determined as provided in paragraph (4)(d)) in effect on the
         Mandatory Conversion Date; and (ii)    the right to receive an amount
         in cash equal to all accrued and unpaid dividends on such share of Series B Preferred Stock to and including the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of dividends (and dividends shall cease to accrue on such share as of the Mandatory Conversion Date).
                 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its issued Common Stock held in its treasury for the purpose of effecting any conversion of the Series B Preferred Stock pursuant to this paragraph (4)(a) ("Mandatory Conversion"), the full number of shares of Common Stock then deliverable upon any such conversion of all outstanding shares of Series B Preferred Stock.





LAW2:7499                                                             -29-

                 The conversion of each share of Series B Preferred Stock into the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of Series B Preferred Stock (the "Accrued Dividend Amount") will occur upon Mandatory Conversion whether or not the Corporation has earnings and whether or not such dividends are declared; PROVIDED, HOWEVER, that to the extent that funds are not legally available for the payment of the Accrued Dividend Amount upon Mandatory Conversion, the holders of Series B Preferred Stock shall be entitled to receive, and the corporation shall distribute to such holders, on the fifth business day next succeeding the Mandatory Conversion Date, in lieu of payment in cash of the Accrued Dividend Amount, a number of shares of Common Stock equal to 110% of the Accrued Dividend Amount divided by the Current Market Price (as defined in paragraph
(4)(d)(v)) of the Common Stock determined as of the second Trading Date (as defined in paragraph (4)(h)(vii)) prior to the Mandatory Conversion Date, except that (i) no such distribution shall be made by the Corporation if, prior to the date on which the Corporation is required to make such distribution, the Corporation shall have made payment in full of the Accrued Dividend Amount in cash and (ii) if the Corporation does not have a sufficient number of authorized but unissued shares of Common Stock and shares of Common Stock held in its treasury not reserved for other corporate purposes to make such distribution in full, the Corporation shall make such distribution to the fullest extent possible, pro rata to the





LAW2:7499                                                             -30-
holders of Series B Preferred Stock entitled thereto (as nearly as may be practicable without creating fractional shares), and the holders of Series B Preferred Stock shall thereafter have the right to receive, and the Corporation shall pay to such holders as promptly as possible, the remainder in cash or shares of Common Stock or a combination thereof, on the same terms set forth in this paragraph 4(a) for the payment in cash of amounts equal to accrued and unpaid dividends and for the distribution of shares of Common Stock in lieu of payment of such amounts in cash.
                 (b) AUTOMATIC CONVERSION UPON THE OCCURRENCE OF CERTAIN EVENTS. Either:
                  (i) immediately prior to the effectiveness of an amendment of the articles, merger or consolidation, share exchange, division or conversion of the Corporation that results in the conversion or exchange of Common Stock into, or the right of the holders thereof to receive, in lieu of or in addition to their shares of Common Stock, other securities or other property (whether of the Corporation or any other entity) (any amendment, merger, consolidation, share exchange, division or conversion is referred to herein as a "Fundamental Transaction"), or
                 (ii) immediately prior to the close of business on the business day immediately preceding the Distribution Date (as defined in paragraph (4)(h)(iv)) (the occurrence of the





LAW2:7499                                                             -31-

         Distribution Date is referred to herein as the "Distribution Date Event"), each outstanding share of the Series B Preferred Stock shall automatically convert into:
                 (A) shares of Common Stock at the Common Equivalent Rate in effect immediately prior to the effectiveness of such Fundamental Transaction or immediately prior to the close of business on the business day immediately preceding such Distribution Date; plus
                 (B) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of the Series B Preferred Stock to and including the Settlement Date (as defined in paragraph
         (4)(h)(vi)), whether or not declared, out of funds legally available for the payment of dividends (and dividends shall cease to accrue on such share as of the Settlement Date); plus
                 (C) the right to receive an amount of cash initially equal to $9.72, declining by $0.008380 on each day following the date of issuance of the Series B Preferred Stock (computed on the basis of a 360-day year of twelve 30-day months) to $.52 on July 1, 1995, and equal to zero thereafter, in each case determined with reference to the Settlement Date, out of funds legally available therefor, unless sooner redeemed.
                 At the option of the Corporation, it may deliver on the Settlement Date in lieu of some or all of the cash consideration





LAW2:7499                                                             -32-
described in clauses (B) and (C) above, pro rata to the holders of Series B Preferred Stock entitled thereto, a number of shares of Common Stock to be determined by dividing the amount of cash consideration that the Corporation has elected to pay in Common Stock by the Current Market Price (as defined in paragraph (4)(d)(v)) of the Common Stock determined, in the case of a Fundamental Transaction, as of the second Trading Date (as defined in paragraph
(4)(h)(vii)) immediately preceding the Notice Date (as defined in paragraph
(4)(h)(v)) and, in the case of a Distribution Date Event, as of the second Trading Date immediately preceding the Distribution Date.
                 (c) RIGHT TO CALL FOR REDEMPTION. At any time and from time to time prior to the Mandatory Conversion Date, the Corporation shall have the right to call, in whole or in part, the outstanding shares of the Series B Preferred Stock for redemption. Upon the redemption date, the Corporation shall deliver to the holders thereof in exchange for each such share called for redemption, (i) a number of shares of Common Stock equal to the Call Price (as defined in paragraph (4)(h)(ii)) in effect on the redemption date divided by the Current Market Price of the Common Stock determined as of the second Trading Date immediately preceding the Notice Date and (ii) an amount in cash equal to all accrued and unpaid dividends on such share of Series B Preferred Stock to and including the redemption date (and dividends shall cease to accrue on such share as of such date), whether or not declared, out of funds legally available for the





LAW2:7499                                                             -33-
payment of dividends. If fewer than all the outstanding shares of Series B Preferred Stock are to be called for redemption, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B Preferred Stock not previously redeemed by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.
                 (d) COMMON EQUIVALENT RATE ADJUSTMENTS. The Common Equivalent Rate to be used to determine the number of shares of Common Stock to be delivered on the conversion of the Series B Preferred Stock into shares of Common Stock pursuant to paragraphs (4)(a) or (b) shall be initially four shares of Common Stock for each share of Series B Preferred Stock; PROVIDED, HOWEVER, that such Common Equivalent Rate shall be subject to adjustment from time to time as provided below in this paragraph (4)(d). All adjustments to the Common Equivalent Rate shall be calculated to the nearest 1/100th of a share of Common Stock. Such rate in effect at any time is herein called the "Common Equivalent Rate."
                 (i)      If the Corporation shall:
                          (A) pay a dividend or make a distribution with respect to Common Stock in shares of Common Stock,
                          (B) subdivide or split its outstanding shares of Common Stock into a greater number of shares,





LAW2:7499                                                             -34-

                          (C) combine its outstanding shares of Common Stock into a smaller number of shares, or
                          (D) issue by reclassification of its shares of Common Stock any shares of Common Stock of the Corporation other than in a Fundamental Transaction described in paragraph (4)(b)(i), then, in any such event, the Common Equivalent Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of the Series B Preferred Stock shall be entitled to receive on the conversion of such share of the Series B Preferred Stock, the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above had such share of the Series B Preferred Stock been converted at the Common Equivalent Rate in effect immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution, and shall become effective immediately after the effective date in case of a subdivision, split, combination or reclassification; and any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of





LAW2:7499                                                             -35-
outstanding shares of Common Stock under clauses (ii) and (iii) below. Such adjustment shall be made successively.
         (ii) If the Corporation shall, after the date hereof, issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock (determined pursuant to paragraph (4)(d)(v)) on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the





LAW2:7499                                                             -36-
product so obtained by such Current Market Price). Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate shall be readjusted to the Common Equivalent Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustment shall be made successively.
         (iii) If the Corporation shall pay a dividend or make a distribution to all holders of its Common Stock of evidence of its indebtedness or other assets (including shares of capital stock of the Corporation (other than Common Stock) but excluding any distributions and dividends referred to in clause (i) above or any cash dividends), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (ii) above), then in each such case, the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect on the record date mentioned below by a fraction, of which the numerator shall be the Current Market Price of the Common Stock (determined pursuant to paragraph (4)(d)(v)) on the record date for the determination of stockholders entitled to receive such





LAW2:7499                                                             -37-
dividend or distribution, and of which the denominator shall be such Current Market Price per share of Common Stock less the fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such dividend or distribution.
         (iv) Anything in this paragraph (4) notwithstanding, the Corporation shall be entitled to make such upward adjustments in the Common Equivalent Rate, in addition to those required by this paragraph (4), as the corporation in its sole discretion may determine to be advisable, in order that any stock dividends, subdivision of shares, distributions of rights to purchase stock or securities, or distributions of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its stockholders shall not be taxable. If the Corporation determines that an adjustment to the Common Equivalent Rate should be made, an adjustment shall be made effective as of such date as is determined by the Board of Directors of the Corporation. The determination of the Board of





LAW2:7499                                                             -38-

Directors of the Corporation as to whether an adjustment to the Common Equivalent Rate should be made pursuant to the foregoing provisions of this paragraph (4)(d)(iv), and, if so, as to what adjustment should be made and when, shall be conclusive, final and binding on the Corporation and all stockholders of the Corporation.
         (v) As used in this paragraph (4), the "Current Market Price" of the Common Stock on any date shall be the average of the daily Closing Prices (as defined in paragraph (4)(h)(iii)) for the five consecutive Trading Dates ending on and including the date of determination of the Current Market Price; provided, however, that if the Closing Price for the Trading Date next following such five-day period (the "next-day closing price") is less than 95% of such average, then the Current Market Price per share of Common Stock on such date of determination shall be the next-day closing price; and provided, further, that, if any event that results in an adjustment of the Common Equivalent Rate occurs during such five-day period or, for the purposes of calculating the Current Market Price in connection with any redemption or conversion of Series B Preferred Stock or any determination of an amount in cash payable in lieu of a fraction of a share of Common Stock, if any event that results in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such five-day period and ending on the applicable redemption or conversion date, the Current Market





LAW2:7499                                                             -39-

Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event.
         (vi) In any case in which paragraph (4)(d) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date and the date fixed for conversion pursuant to paragraphs (4)(a) and (b) occurs after such record date, but before the occurrence of such event the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted shares of the Series B Preferred Stock the additional shares of Common Stock issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (4)(f).
                 (e) NOTICE OF ADJUSTMENTS. Whenever the Common Equivalent Rate is adjusted as herein provided, the Corporation shall:
         (i) forthwith compute the adjusted Common Equivalent Rate in accordance with this paragraph (4) and prepare a certificate signed by the Chief Financial Officer, any Vice President, the Treasurer or Controller of the Corporation setting forth the adjusted Common Equivalent Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of





LAW2:7499                                                             -40-
the correctness of the adjustment, and file such certificate forthwith with the transfer agent or agents for the Series B Preferred Stock and the Common Stock; and
         (ii) mail a notice stating that the Common Equivalent Rate has been adjusted, the facts requiring such adjustment and the facts upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate to the holders of record of the outstanding shares of the Series B Preferred Stock at or prior to the time the corporation mails an interim statement to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.
                 (f) NO FRACTIONAL SHARES. No fractional shares or scrip representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any shares of Series B Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the conversion of a share of Series B Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the same fraction of the Current Market Price of the Common Stock determined as of the second Trading Date immediately preceding
(i) the Mandatory Conversion Date, in the case of a Mandatory Conversion, or
(ii) the relevant Notice Date, in any other case. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon





LAW2:7499                                                             -41-
conversion thereof shall be computed on the basis of the aggregate number of shares of Series B Preferred Stock so surrendered.
                 (g) CANCELLATION. Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of the Series B Preferred Stock and shall (upon compliance with any applicable provisions of the laws of the Commonwealth of Pennsylvania) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.
                 (h)      DEFINITIONS. As used in this paragraph (4):
           (i) the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise;
          (ii) the term "Call Price" shall mean the per share price (payable in shares of Common Stock) at which the Corporation may redeem shares of Series B Preferred Stock, which shall be initially equal to $104.92, declining by $0.008380 on each day following the date of issuance of the Series B Preferred Stock (computed on the basis of a 360-day year of twelve 30-day months) to $95.72 on July 1, 1995 and equal to $95.20 thereafter, if not sooner redeemed;





LAW2:7499                                                             -42-

         (iii) the term "Closing Price" on any day shall mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the reported closing bid price regular way, in each case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during the five consecutive Trading Dates ending on and including the date of determination of the Current Market Price), or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers, in the reasonable judgment of the Board of Directors, appropriate;
         (iv) the term "Distribution Date" shall have the meaning set forth in the Rights Agreement dated December 7, 1988, between the Company and Mellon Bank, N.A., as Rights Agent, as amended through the date hereof and as the same may be further amended, modified, restated or supplemented (the "Rights Agreement");





LAW2:7499                                                             -43-

         (v) the term "Notice Date" with respect to any notice given by the Corporation in connection with a redemption or conversion of any of the Series B Preferred Stock shall be the commencement of the mailing of such notice to the holders of the Series B Preferred Stock in accordance with paragraph
(4)(i);
         (vi) the term "Settlement Date" shall mean the following: with respect to a Distribution Date Event, the business day immediately preceding the Distribution Date, and with respect to a Fundamental Transaction, the business day immediately prior to the effective date of the Fundamental Transaction;
         (vii) the term "Trading Date" shall mean a date on which the New York Stock Exchange (or any successor thereto) is open for the transaction of business.
                 (i) NOTICE OF REDEMPTION OR CONVERSION. The Corporation will provide notice of any redemption or conversion (including any potential conversion upon the effectiveness of a Fundamental Transaction but excluding any conversion pursuant to paragraph (4)(a)) of shares of Series B Preferred Stock to holders of record of the Series B Preferred Stock to be called or converted not less than 30 nor more than 60 days prior to the date fixed for such redemption or conversion, as the case may be; provided, however, that with respect to conversion upon the occurrence of a Distribution Date or, if the timing of the effectiveness of a Fundamental Transaction makes it impracticable to provide at least 30 days' notice, the Corporation shall provide such notice as soon as practicable prior to such





LAW2:7499                                                             -44-
occurrence or effectiveness. Such notice shall be provided by mailing notice of such redemption or conversion first class postage prepaid, to each holder of record of the Series B Preferred Stock to be redeemed or converted, at such holder's address as it appears on the stock register of the Corporation; provided, however, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for the redemption or conversion of any shares of Series B Preferred Stock to be redeemed or converted. Each such notice shall state, as appropriate, the following:
           (i)    the redemption or conversion date;
          (ii) that all outstanding shares of Series B Preferred Stock are to be redeemed or converted or, in the case of a call for redemption pursuant to paragraph (4)(c) of fewer than all outstanding shares of Series B Preferred Stock pursuant to paragraph (4)(c), the number of such shares held by such holder to be redeemed;
         (iii)    in the case of a call for redemption pursuant to paragraph
(4)(c), the Call Price, the number of shares of Common Stock deliverable upon redemption of each share of Series B Preferred Stock to be redeemed and the Current Market Price used to calculate such number of shares of Common Stock subject to any subsequent adjustments pursuant to paragraph (4)(d);
          (iv) whether the Corporation is delivering shares of Common Stock in lieu of cash (in the case of a conversion pursuant to paragraphs (4)(a) or (4)(b)), the Current Market





LAW2:7499                                                             -45-

Price to be used to calculate the number of such shares of Common Stock and, if the Corporation is delivering shares in respect of less than all the cash that would otherwise be deliverable by the Corporation upon such conversion, the portion of such cash in lieu of which Common Stock will be delivered;
           (v) the place or places where certificates for such shares are to be surrendered for redemption or conversion; and
          (vi) that dividends on the shares of Series B Preferred Stock to be redeemed or converted will cease to accrue on such redemption or conversion date or, in the case of a conversion pursuant to paragraph (4)(b), on the related Settlement Date, unless, in the case of a redemption pursuant to paragraph (4)(c), the Corporation shall default in delivering the shares of Common Stock and cash, if any, payable by the Corporation at the time and place specified in such notice.
                 If, after notice is given in connection with a potential Distribution Date Event or Fundamental Transaction, the Rights are redeemed or expire or the event which gave rise to the giving of such notice does not occur, as a result of which the potential Fundamental Transaction or Distribution Date Event does not occur, a notice to such effect shall promptly be given to the holders of Series B Preferred Stock.
                 (j) DEPOSIT OF SHARES AND FUNDS. The Corporation's obligation to deliver shares of Common Stock and provide funds in accordance with this paragraph (4) shall be deemed fulfilled if, on or before a redemption or conversion date or Settlement Date,





LAW2:7499                                                             -46-
the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York City and having a capital and surplus of at least $50,000,000, such number of shares of Common Stock as are required to be delivered by the Corporation pursuant to this paragraph (4) upon the occurrence of the related redemption or conversion (including any payment of cash in lieu of the issuance of fractional share amounts pursuant to paragraph (4)(f)), together with funds (or, in the case of a conversion pursuant to paragraphs (4)(a) or (4)(b), shares of Common Stock and/or funds) sufficient to pay all accrued and unpaid dividends on the shares to be redeemed or converted as required by this paragraph (4), in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available thereto), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption or conversion of the shares of Series B Preferred Stock so called for redemption or converted. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption or conversion date shall be repaid and released to the Corporation, after which the holder or holders of such shares of Series B Preferred Stock so called for redemption or converted shall look only to the Corporation for delivery of such shares of Common Stock or funds.





LAW2:7499                                                             -47-

                 (k) SURRENDER OF CERTIFICATES: STATUS. Each holder of shares of Series B Preferred Stock to be redeemed or converted shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state) to the Corporation at the place designated in the notice of such redemption or conversion and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to this paragraph (4) following such surrender and following the date of such redemption or conversion. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption or conversion shall have been given, and if on the date fixed for redemption or conversion shares of Common Stock and funds necessary for the redemption or conversion shall have been either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor) or deposited with a bank or trust company or affiliate thereof as provided in paragraph (4)(j), or the circumstances described in clause (ii) to the proviso appearing in the third full paragraph of paragraph (4)(a) are in effect, then, notwithstanding that the certificates evidencing any shares of Series B Preferred Stock so called for





LAW2:7499                                                             -48-
redemption or subject to conversion shall not have been surrendered, the shares represented thereby so called for redemption or subject to conversion shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption or subject to conversion shall cease to accrue after the date fixed for redemption or conversion or, in the case of a conversion pursuant to paragraph (4)(b), on the related Settlement Date, and all rights with respect to the shares so called for redemption or subject to conversion shall forthwith after such date cease and terminate, except for the right of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this paragraph (4) without interest upon surrender of their certificates therefor.
                 (l) DIVIDEND PAYMENTS,. The holders of shares of Series B Preferred Stock at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the call or conversion thereof, except that holders of shares called for redemption or to be converted on a date occurring between such record date and the Dividend Payment Date shall not be entitled to receive such dividend on such Dividend Payment Date but instead will receive accrued and unpaid dividends to such date or the related Settlement Date, as the case may be.
                 (m) PAYMENT OF TAXES. The Corporation will pay any and all documentary, stamp or similar issue or transfer taxes





LAW2:7499                                                             -49-
payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of Series B Preferred Stock pursuant to this paragraph (4); provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Series B Preferred Stock redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
                 (5) LIQUIDATION PREFERENCE. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment or provision for payment of any Senior Securities, an amount per share of Series B Preferred Stock in cash equal to the sum of (i) $68 plus (ii) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series B Preferred Stock and any Parity





LAW2:7499                                                             -50-

Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph (5)(a), holders of Series B Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.
                 (b) For the purposes of this paragraph (5), none of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation: (i) the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation; (ii) the consolidation or merger of the Corporation with or into one or more other corporations or other associations; (iii) the consolidation or merger of one or more corporations or other associations with or into the Corporation; (iv) the participation by the Corporation in a share exchange; (v) the division of the Corporation pursuant to 15 Pa.C.S. Subch. 19D; (vi) the conversion of the Corporation pursuant to 15 Pa.C.S. Subch. 19E.
                 (6) VOTING RIGHTS. (a) The holders of record of shares of Series B Preferred Stock shall not be entitled to a voting





LAW2:7499                                                             -51-
rights except as hereinafter provided in this paragraph (6) or as otherwise provided by law.
                 (b) In the event that dividends payable to the holders of Series B Preferred Stock are in arrears and unpaid for the equivalent of six quarterly periods, the Board of Directors will be increased by two directors and the holders of Series B Preferred Stock, together with the holders of all other outstanding series of the Preferred Stock in respect of which such a default in payment of dividends as described hereinabove exists and is entitled to vote thereon, voting as a single class without regard to series, will be entitled to elect two directors of the expanded Board of Directors. Such entitlement shall continue until such time as all dividends in arrears on all of the Series B Preferred Stock at the time outstanding have been paid or declared and set aside for payment, whereupon such voting rights of the holders of the Series B Preferred Stock shall cease (and the respective terms of the two additional directors shall thereupon expire and the number of directors constituting the full board be decreased by two) subject to being again revived from time to time upon the reoccurrence of the conditions described in this paragraph (6)(b) as giving rise thereto.
                          At any time when the right of holders of Series B
Preferred Stock to elect two additional directors shall have so vested, the Corporation shall, upon the written request of the holders of record of not less than 10% of the Series B Preferred Stock then outstanding (or 10% of all of the shares of Preferred





LAW2:7499                                                             -52-

Stock having the right to vote for such directors in case holders of shares of other series of Preferred Stock shall also have the right to elect directors in such circumstances) call a special meeting of holders of the Series B Preferred Stock (and other series of Preferred Stock, if applicable) for the election of directors. In the case of a written request, the special meeting shall be held within 60 days after the delivery of the request, upon the notice provided by law and in the bylaws of the Corporation; except that the Corporation shall not be required to call such a special meeting if the request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation.
                          Whenever the number of directors of the Corporation
shall have been increased by two as provided in this paragraph (6)(b), the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws and without the vote of the holders of Series B Preferred Stock. No such action shall impair the right of the holders of Series B Preferred Stock to elect and to be represented by two directors as provided in this paragraph (6)(b).
                          The two directors elected as provided in this
paragraph (6) (b) shall serve until the next annual meeting of stockholders of the Corporation and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this paragraph (6)(b).





LAW2:7499                                                             -53-

No such director may be removed without the vote of holders of a majority of the shares of Series B Preferred Stock (or holders of a majority of shares of Preferred Stock having the right to vote in the election of such director in case holders of shares of other series of Preferred Stock shall also have the right to elect such director). If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by the remaining director elected as provided in this paragraph (6)(b) or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of Series B Preferred Stock (or holders of a majority of shares of Preferred Stock who are then entitled to participate in the election of such directors in case holders of shares of other series of Preferred Stock shall also have the right to elect such director).
                 (c) So long as any shares of the Series B Preferred Stock are outstanding (except when notice of the redemption or conversion of all outstanding shares of Series B Preferred Stock has been given pursuant to paragraph (4)(i) and shares of Common Stock and any necessary funds have been deposited in trust for such redemption or conversion pursuant to paragraph
(4)(j)), the Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of the shares of Series B Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding, voting together as one class





LAW2:7499                                                             -54-
without regard to series, in person or by proxy, or by resolution adopted at an annual or special meeting called for the purpose, amend pursuant to the provisions of 15 Pa.C.S., Subchapter 19B or in the context of any other type of Fundamental Transaction any of the provisions of the Corporation's Articles of Incorporation which would either (i) authorize any new class of Senior Securities or (ii) alter or change the rights, preferences or limitations of the Series B Preferred Stock so as to affect such rights, preferences or limitations in any material respect prejudicial to the holders of the Series B Preferred Stock.
                 (d) So long as any shares of the Series B Preferred Stock are outstanding (except when notice of the redemption or conversion of all outstanding shares of Series B Preferred Stock has been given pursuant to paragraph (4)(i) and shares of Common Stock and any necessary funds have been deposited in trust for such redemption or conversion pursuant to paragraph
(4)(j)), the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of Series B Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, voting together as one class without regard to series, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, amend pursuant to the provisions of 15 Pa.C.S., Subchapter 19B or in the context of any other type of Fundamental Transactions any of the provisions of the Corporation's Articles





LAW2:7499                                                             -55-
of Incorporation which would either (i) increase the total number of authorized shares of Preferred Stock or (ii) authorize or create any class of Parity Securities.
                 (7) INCREASE IN SHARES. The number of shares of Series B Preferred Stock may, to the extent of the Corporation's authorized and unissued Preferred Stock, be increased by further resolution duly adopted by the Board of Directors and the filing of a statement with respect to shares with the Department of State of the Commonwealth of Pennsylvania.
                 (8) LIMITATIONS. Except as may otherwise be required by law, the shares of Series B Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Articles of Incorporation of the Corporation.
                 G.1. DESIGNATION. The shares of such series shall be designated as "Series C Conversion Preferred Stock" (the "Series C Preferred Stock") consisting of 3,795,000 shares.
                   2. RANK. The Series C Preferred Stock shall, with respect to dividend rights and rights upon liquidation, dissolution and winding up, rank on a parity with the Series B Conversion Preferred Stock, par value $1.00 per share (the "Series B Preferred Stock"), of the Corporation and prior to the Common Stock, par value $1.00 per share (the "Common Stock"), and the Series A Participating Cumulative Preferred Stock, par value $1.00 per share (the "Series A Preferred Stock"), of the





LAW2:7499                                                             -56-

Corporation. All equity securities of the Corporation to which the Series C Preferred Stock ranks prior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, including the Common Stock and the Series A Preferred Stock, are collectively referred to herein as the "Junior Securities"; all equity securities of the Corporation with which the Series C Preferred Stock ranks on a parity, including the Series B Preferred Stock, are collectively referred to herein as the "Parity Securities"; and all equity securities of the Corporation (other than convertible debt securities) to which the Series C Preferred Stock ranks junior are collectively referred to herein as the "Senior Securities." The Series C Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities, subject to the limitations thereon provided for in paragraphs
(6)(c) and (6)(d).
                   3. DIVIDENDS. (a) The holders of outstanding shares of the Series C Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative preferential cash dividends accruing at the per share rate of $3.25 per quarter and no more, payable in arrears on the first day of each March, June, September and December, respectively (each such date being hereinafter referred to as a "Dividend Payment Date"), commencing on June 1, 1994. If any Dividend Payment Date is not a business day (as defined in paragraph (4)(h)(i)), then the Dividend Payment Date shall be on





LAW2:7499                                                             -57-
the next succeeding day that is a business day. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record dates, not less than 10 nor more than 90 days preceding the payment dates thereof, as shall be fixed by the Board of Directors, except that no such record date shall be declared for the final dividend payable on June 1, 1997 and holders of shares of Series C Preferred Stock will receive such final dividend only upon surrender of their share certificates. Dividends on a share of Series C Preferred Stock shall accrue (whether or not the Corporation has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared) on a daily basis from the previous Dividend Payment Date, except that the first dividend shall accrue from the date of issuance of such share of Series C Preferred Stock. Accrued and unpaid dividends shall not bear interest. Dividends will cease to accrue in respect of the Series C Preferred Stock on the Mandatory Conversion Date (as defined in paragraph
(4)(a)) or on the Settlement Date (as defined in paragraph (4)(h)(v)), in the event of their earlier conversion pursuant to paragraph (4)(n), upon the effective date of such conversion, and will cease to accrue on the date of their earlier redemption pursuant to paragraph (4)(c) unless the Corporation shall default in delivering the shares of Common Stock and cash, if any, payable by the Corporation upon such redemption. Dividends (or cash amounts equal to accrued and





LAW2:7499                                                             -58-
unpaid dividends) payable on the Series C Preferred Stock for any period shorter than a quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months and, for purposes of calculating the accrual of dividends, dividends will accrue to, but not including, the date fixed for payment.
                          (b)     Unless full cumulative dividends, if any,
accrued on the Series C Preferred Stock have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment through the most recent Dividend Payment Date (or the obligations of the Corporation with respect to the payment of such dividends are satisfied as contemplated by paragraphs (4)(a), (b) or (c)), then, whether or not the Mandatory Conversion Date has occurred, (i) no full cash dividend shall be declared by the Board of Directors or paid or set apart for payment by the Corporation or other distribution declared or made on any Parity Securities,
(ii) no dividend shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock, the Series A Preferred Stock or upon any other Junior Securities (other than a dividend or distribution paid in shares of, or warrants, rights or options exercisable for or convertible into, Common Stock, the Series A Preferred Stock or any other Junior Securities) and (iii) no Common Stock, Series A Preferred Stock or any other Junior Securities shall be redeemed, purchased or otherwise acquired for any consideration, nor shall any moneys be paid to or made available for a sinking fund for the redemption of any





LAW2:7499                                                             -59-
shares of any such series or class by the Corporation, except by conversion into or in exchange for Junior Securities. If any dividends are not paid or set apart in full, as aforesaid, with respect to the Series C Preferred Stock and any Parity Securities, all dividends declared with respect to the Series C Preferred Stock and any Parity Securities shall be declared pro rata so that the amount of dividends declared per share on the Series C Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series C Preferred Stock and such Parity Securities bear to each other. Holders of the shares of the Series C Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends as provided in paragraph (3)(a).
                          (c)     Subject to the foregoing provisions of this
paragraph (3) and paragraph (4)(d), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may redeem, purchase or otherwise retire any Junior Securities or Parity Securities, and the holders of the shares of the Series C Preferred Stock shall not be entitled to share therein.
                          (d)     Any dividend payment made on shares of the
Series C Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to shares of the Series C Preferred Stock.





LAW2:7499                                                             -60-

                          (e)     All dividends paid with respect to shares of
the Series C Preferred Stock pursuant to this paragraph (3) shall be paid pro rata to the holders entitled thereto.
                          (f)     Holders of shares of the Series C Preferred
Stock shall be entitled to receive the dividends provided for in this paragraph
(3) in preference to and in priority over any dividends upon any of the Junior Securities.
                   4. REDEMPTIONS OR CONVERSIONS. (a) AUTOMATIC CONVERSION ON MANDATORY CONVERSION DATE. Unless earlier called for redemption by the Corporation or converted in accordance with the provisions hereof, on June 1, 1997 (the "Mandatory Conversion Date"), each outstanding share of the Series C Preferred Stock shall automatically convert into:
                   (i) shares of Common Stock at the Common Equivalent Rate (determined as provided in paragraph (4)(d)) in effect on the Mandatory Conversion Date; and
                  (ii) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of Series C Preferred Stock to the Mandatory Conversion Date, whether or not declared, out of funds legally available for the payment of dividends (and dividends shall cease to accrue on such share as of the Mandatory Conversion
         Date).
                 The Corporation shall at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock and/or its Common Stock held in its treasury for the purpose of effecting any conversion





LAW2:7499                                                             -61-
of the Series C Preferred Stock, either pursuant to this paragraph (4)(a) ("Mandatory Conversion") or pursuant to paragraphs (4)(b), (c) or (n) the full number of shares of Common Stock then deliverable upon any conversion of all outstanding shares of Series C Preferred Stock.
                 The right to receive an amount in cash equal to all accrued and unpaid dividends on such shares of Series C Preferred Stock (the "Accrued Dividend Amount") will occur upon Mandatory Conversion whether or not the Corporation has earnings and whether or not such dividends are declared; PROVIDED, HOWEVER, that to the extent that funds are not legally available for the payment of the Accrued Dividend Amount upon Mandatory Conversion, the holders of Series C Preferred Stock shall be entitled to receive, and the Corporation shall distribute to such holders, on the fifth business day next succeeding the Mandatory Conversion Date, in lieu of payment in cash of the Accrued Dividend Amount, a number of shares of Common Stock equal to 110% of the Accrued Dividend Amount divided by the Current Market Price (as defined in paragraph (4)(d)(vii)) of the Common Stock determined as of the second Trading Date (as defined in paragraph (4)(h)(vi)) prior to the Mandatory Conversion Date, except that (i) no such distribution shall be made by the Corporation if, prior to the date on which the Corporation is required to make such distribution, the Corporation shall have made payment in full of the Accrued Dividend Amount in cash and (ii) if the Corporation does not have a sufficient number of authorized but unissued





LAW2:7499                                                             -62-
shares of Common Stock and shares of Common Stock held in its treasury not reserved for other corporate purposes to make such distribution in full, the Corporation shall make such distribution to the fullest extent possible, pro rata to the holders of Series C Preferred Stock entitled thereto (as nearly as may be practicable without creating fractional shares), and the holders of Series C Preferred Stock shall thereafter have the right to receive, and the Corporation shall pay to such holders as promptly as possible, the remainder in cash or shares of Common Stock or a combination thereof, on the same terms set forth in this paragraph (4)(a) for the payment in cash of amounts equal to accrued and unpaid dividends and for the distribution of shares of Common Stock in lieu of payment of such amounts in cash.
                          (b)     AUTOMATIC CONVERSION UPON THE OCCURRENCE OF
CERTAIN EVENTS. Immediately prior to the effectiveness of an amendment of the articles, merger, consolidation, share exchange, division or conversion of the Corporation or similar extraordinary transaction that results in the conversion or exchange of Common Stock into, or the right of the holders thereof to receive, in lieu of or in addition to their shares of Common Stock, other securities or other property (whether of the Corporation or any other entity) (any such amendment, merger, consolidation, share exchange, division or conversion or similar extraordinary transaction being referred to herein as a "Fundamental Transaction") each outstanding share of the Series C





LAW2:7499                                                             -63-

Preferred Stock shall automatically convert, on the Settlement Date, as defined in paragraph (4)(h)(v) into:
                          (A) shares of Common Stock at the same rate as would have been the case if the Series C Preferred Stock had been called for redemption on the business day immediately preceding the Mandatory Conversion Date (with a Current Market Price determined as of the second Trading Date prior to the Settlement
                                  Date) but in no case greater than the Common
                                  Equivalent Rate; plus
                          (B) the right to receive an amount in cash equal to all accrued and unpaid dividends on such share of the Series C Preferred Stock to and including the Settlement Date, whether or not declared, out of funds legally available for the payment of dividends (and dividends shall cease to accrue on such share after the Settlement Date); plus
                          (C) the right to receive an amount of cash initially equal to $34.90, declining by $0.03056 on each day following the date of issuance of the Series C Preferred Stock (computed on the basis of a 360-day year of twelve 30- day months) to $0.00 on June 1, 1997, in each case determined with reference





LAW2:7499                                                             -64-
                           to the Settlement Date, out of funds legally available therefor.
                 At the option of the Corporation, it may deliver on the Settlement Date in lieu of some or all of the cash consideration described in clauses (B) and (C) above, pro rata to the holders of Series C Preferred Stock entitled thereto, a number of shares of Common Stock to be determined by dividing the amount of cash consideration that the Corporation has elected to pay in Common Stock by the Current Market Price (as defined in paragraph
(4)(d)(vii)) of the Common Stock determined, in the case of a Fundamental Transaction, as of the second Trading Date prior to the Settlement Date.
                          (c)     OPTIONAL REDEMPTION.  The Corporation shall
have the right to call, in whole or in part, the outstanding shares of the Series C Preferred Stock for redemption on the business day immediately preceding the Mandatory Conversion Date. On the redemption date, the Corporation shall deliver to the holders thereof in exchange for each such share called for redemption the greater of (i) a number of shares of Common Stock equal to the Call Price (as defined in paragraph (4)(h)(ii)) divided by the Current Market Price of the Common Stock determined as of the second Trading Date immediately preceding the Notice Date (as defined in paragraph 4(h)(iv)) and (ii) 8.85 shares of Common Stock (subject to adjustment in the same manner as the Common Equivalent Rate, as described in paragraph 4(d)). Accrued and unpaid dividends on shares of Series C Preferred





LAW2:7499                                                             -65-

Stock so redeemed will be paid in cash on the date fixed for their redemption, whether or not declared, out of funds legally available for the payment of dividends (and dividends shall cease to accrue on such share as of such date). If fewer than all the outstanding shares of Series C Preferred Stock are to be called for redemption, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series C Preferred Stock by lot or pro rata (as nearly as may be practicable without creating fractional shares) or by any other method determined by the Board of Directors of the Corporation in its sole discretion to be equitable.
                          (d)     COMMON EQUIVALENT RATE ADJUSTMENTS.  The
Common Equivalent Rate to be used to determine the number of shares of Common Stock to be delivered on the conversion of the Series C Preferred Stock into shares of Common Stock pursuant to paragraphs (4)(a) or (b) shall be initially ten shares of Common Stock for each share of Series C Preferred Stock; PROVIDED, HOWEVER, that such Common Equivalent Rate shall be subject to adjustment from time to time as provided below in this paragraph (4)(d). All adjustments to the Common Equivalent Rate shall be calculated to the nearest 1/100th of a share of Common Stock (or, if there is not a nearest 1/100th of a share, to the next lower 1/100th of a share). No adjustment will be required unless such adjustment would require an increase or decrease of at least one percent therein; PROVIDED, HOWEVER, that any adjustments which, by reason of the foregoing, are not required to be made will be





LAW2:7499                                                             -66-
carried forward and taken into account in any subsequent adjustment. Such rate in effect at any time is herein called the "Common Equivalent Rate."
                 (i)      If the Corporation shall:
                                  (A)      pay a dividend or make a
                                           distribution with respect to
                                           Common Stock in shares of
                                           Common Stock,
                                  (B)      subdivide or split its outstanding
                                           shares of Common Stock into a
                                           greater number of shares,
                                  (C)      combine its outstanding shares of
                                           Common Stock into a smaller number
                                           of shares, or
                                  (D)      issue by reclassification of its
                                           shares of Common Stock any shares of
                                           Common Stock of the Corporation
                                           other than in a Fundamental
                                           Transaction described in paragraph
                                           (4)(b),
then, in any such event, the Common Equivalent Rate in effect immediately prior thereto shall be adjusted so that the holder of a share of the Series C Preferred Stock shall be entitled to receive on the conversion of such share of the Series C Preferred Stock, the number of shares of Common Stock which such holder would have owned or been entitled to receive after the happening of any of the events described above had such share of the Series





LAW2:7499                                                             -67-

C Preferred Stock been converted at the Common Equivalent Rate in effect immediately prior to such event or any record date with respect thereto. Such adjustment shall become effective at the opening of business on the business date next following the record date for determination of stockholders entitled to receive such dividend or distribution in the case of a dividend or distribution, and shall become effective immediately after the effective date in case of a subdivision, split, combination or reclassification; and any shares of Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the close of business on the record date for such dividend for purposes of calculating the number of outstanding shares of Common Stock under clauses (ii) and (iii) below. Such adjustments shall be made successively.
                            (ii)   If the Corporation shall, after the date
hereof, issue rights or warrants to all holders of its Common Stock entitling them (for a period not exceeding 45 days from the date of such issuance) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price of the Common Stock (determined pursuant to paragraph
(4)(d)(vii)) on the record date for the determination of stockholders entitled to receive such rights or warrants, then in each case the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, of which the numerator shall be the number of shares of





LAW2:7499                                                             -68-

Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of additional shares of Common Stock offered for subscription or purchase pursuant to such rights or warrants, and of which the denominator shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants, immediately prior to such issuance, plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase pursuant to such rights or warrants would purchase at such Current Market Price (determined by multiplying such total number of shares by the exercise price of such rights or warrants and dividing the product so obtained by such Current Market Price). Such adjustment shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Common Equivalent Rate shall be readjusted to the Common Equivalent Rate which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock actually delivered. Such adjustments shall be made successively.
                          (iii)   If the Corporation shall pay a dividend





LAW2:7499                                                             -69-
or make a distribution to all holders of its Common Stock of evidence of its indebtedness or other assets (including shares of capital stock of the Corporation (other than Common Stock) but excluding any distributions and dividends referred to in clause (i) above or any cash dividends), or shall issue to all holders of its Common Stock rights or warrants to subscribe for or purchase any of its securities (other than those referred to in clause (ii) above), then in each such case, the Common Equivalent Rate shall be adjusted by multiplying the Common Equivalent Rate in effect on the record date mentioned below by a fraction, of which the numerator shall be the Current Market Price of the Common Stock (determined pursuant to paragraph (4)(d)(vii)) on the record date for the determination of stockholders entitled to receive such dividend or distribution, and of which the denominator shall be such Current Market Price per share of Common Stock less the fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, applicable to one share of Common Stock. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of stockholders entitled to receive such dividend or distribution.
                            (iv)   In case the Corporation shall, by





LAW2:7499                                                             -70-
dividend or otherwise, at any time distribute to all holders of its Common Stock cash (excluding (a) any cash dividends on the Common Stock to the extent that the aggregate cash dividends per share of Common Stock in any consecutive 12-month period do not exceed the greater of (x) the amount per share of Common Stock of the cash dividends paid on the Common Stock in the next preceding 12-month period, to the extent that such dividends for the preceding 12-month period did not require an adjustment to the Common Equivalent Rate pursuant to this paragraph (as adjusted to reflect subdivisions or combinations of the Common Stock) and (y) 15 percent of the average daily Closing Prices (as defined in paragraph (4)(h)(iii)) of the Common Stock for the ten consecutive Trading Days immediately prior to the date of declaration of such distribution and (b) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, then, in each such case, unless the Corporation elects to reserve such an amount of cash for distribution to the holders of the Series C Preferred Stock so that any such shares will receive upon conversion, in addition to the shares of the Common Stock to which such holder is entitled, the amount of cash (to the extent not excluded as provided above) which such holder would have received if such holder had, immediately prior to the record date for such distribution of cash, converted its shares of Series C Preferred Stock into Common Stock, the Common Equivalent Rate shall be increased so that the same shall equal the rate





LAW2:7499                                                             -71-
determined by multiplying the Common Equivalent Rate in effect at the close of business on such record date by a fraction of which the numerator shall be the Closing Price of the Common Stock on such record date and the denominator shall be the Closing Price of the Common Stock less the amount of cash so distributed (to the extent not excluded as provided above) applicable to one share of Common Stock, such increase to become effective immediately prior to the opening of business on the day following such record date; PROVIDED, HOWEVER, that in the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Closing Price of the Common Stock on such record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of shares of Series C Preferred Stock shall thereafter have the right to receive upon conversion the amount of cash (to the extent not excluded as provided above) such holder would have received had such holder converted each share of Series C Preferred Stock on such record date. If any adjustment is required to be made as set forth in this paragraph (4)(d)(iv) as a result of a distribution which is a dividend described in subclause (a) of this paragraph, such adjustment shall be based upon the amount by which such distribution exceeds the amount of the dividend permitted to be excluded pursuant to such subclause (a) of this paragraph. If an adjustment is required to be made pursuant to this paragraph as a result of a distribution which is





LAW2:7499                                                             -72-
not such a dividend, such adjustment shall be based upon the full amount of such distribution.
                            (v)   In case of the consummation of a tender or
exchange offer (other than an odd-lot tender offer ) made by the Corporation or any subsidiary of the Corporation for all or any portion of the Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Common Stock exceeds 110% of the first reported sales price per share of Common Stock on the Trading Day next succeeding the Expiration Time (as defined below), the Common Equivalent Rate shall be increased so that the same shall equal the rate determined by multiplying the Common Equivalent Rate in effect immediately prior to the last time tenders or exchanges may be made pursuant to such tender or exchange offer (the "Expiration Time") by a fraction of which the denominator shall be the number of shares of Common Stock outstanding (including any tendered or exchanged shares) on the Expiration Time multiplied by the first reported sales price of the Common Stock on the Trading Day next succeeding the Expiration Time, and the numerator shall be the sum of (A) the fair market value (determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the





LAW2:7499                                                             -73-
shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (B) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the first reported sales price of the Common Stock on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.
                            (vi)   Anything in this paragraph (4)
notwithstanding, the Corporation shall be entitled to make such upward adjustments in the Common Equivalent Rate, in addition to those required by this paragraph (4), as the Corporation in its sole discretion may determine to be advisable, in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities, or distributions of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended) hereafter made by the Corporation to its stockholders shall not be taxable. If the Corporation determines that an adjustment to the Common Equivalent Rate should be made, an adjustment shall be made effective as of such date as is determined by the Board of Directors of the Corporation. The determination of the Board of Directors of the Corporation as to whether an adjustment to the Common Equivalent Rate should be made pursuant to the foregoing provisions of this paragraph (4)(d)(vi), and, if so, as to what adjustment should be made and





LAW2:7499                                                             -74-
when, shall be conclusive, final and binding on the Corporation and all stockholders of the Corporation.
                          (vii)   As used in this paragraph (4), the "Current
Market Price" of the Common Stock on any date shall be the average of the daily Closing Prices (as defined in paragraph (4)(h)(iii)) for the five consecutive Trading Dates ending on and including the date of determination of the Current Market Price; provided, however, that if the Closing Price for the Trading Date next following such five- day period (the "next-day closing price") is less than 95% of such average, then the Current Market Price per share of Common Stock on such date of determination shall be the next-day Closing Price; and provided, further, that, if any event that results in an adjustment of the Common Equivalent Rate occurs during such five-day period or, for the purposes of calculating the Current Market Price in connection with any redemption or conversion of Series C Preferred Stock or any determination of an amount in cash payable in lieu of a fraction of a share of Common Stock, if any event that results in an adjustment of the Common Equivalent Rate occurs during the period beginning on the first day of such five-day period and ending on the applicable redemption or conversion date, the Current Market Price as determined pursuant to the foregoing will be appropriately adjusted to reflect the occurrence of such event.
                          (viii)   In any case in which paragraph (4)(d) shall
require that an adjustment as a result of any event become





LAW2:7499                                                             -75-
effective at the opening of business on the business day next following a record date and the date fixed for conversion or redemption pursuant to paragraphs (4)(a), (b), (c) or (n) occurs after such record date, but before the occurrence of such event the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event: (A) issuing to the holder of any converted or redeemed shares of the Series C Preferred Stock the additional shares of Common Stock issuable upon such conversion or redemption before giving effect to such adjustment and (B) paying to such holder any amount in cash in lieu of a fractional share of Common Stock pursuant to paragraph (4)(f).
                          (e)     NOTICE OF ADJUSTMENTS.  Whenever the Common
Equivalent Rate or Optional Conversion Rate is adjusted as herein provided, the Corporation shall:
                            (i)   forthwith compute the adjusted Common
Equivalent Rate and the adjusted Optional Conversion Rate (as defined in paragraph 4(n)) in accordance with this paragraph (4) and prepare a certificate signed by the Chief Financial Officer, any Vice President, the Treasurer or Controller of the Corporation setting forth the adjusted Common Equivalent Rate, the adjusted Optional Conversion Rate, the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, which certificate shall be conclusive, final and binding evidence of the correctness of the adjustment, and file such certificate





LAW2:7499                                                             -76-
forthwith with the transfer agent or agents for the Series C Preferred Stock and the Common Stock; and
                            (ii)   mail a notice stating that the Common
Equivalent Rate and the Optional Conversion Rate have been adjusted, the facts requiring such adjustment and the facts upon which such adjustment is based and setting forth the adjusted Common Equivalent Rate and the adjusted Optional Conversion Rate to the holder of record of the outstanding shares of the Series C Preferred Stock at or prior to the time the Corporation mails an interim statement to its stockholders covering the fiscal quarter during which the facts requiring such adjustment occurred, but in any event within 45 days of the end of such fiscal quarter.
                          (f)     NO FRACTIONAL SHARES.  No fractional share or
scrip representing fractional shares of Common Stock shall be issued upon the redemption or conversion of any shares of Series C Preferred Stock. Instead of any fractional interest in a share of Common Stock which would otherwise be deliverable upon the redemption or conversion of a share of Series C Preferred Stock, the Corporation shall pay to the holder of such share an amount in cash (computed to the nearest cent) equal to the same fraction of the (i) Current Market Price of the Common Stock determined as of the second Trading Date immediately preceding the Notice Date, in the case of redemption pursuant to paragraph 4(c), (ii) Closing Price (as defined in paragraph 4(h)(iii) of the Common Stock determined (A) as of the fifth Trading Date immediately preceding the Mandatory Conversion Date, in the case





LAW2:7499                                                             -77-
of a Mandatory Conversion, or (B) as of the second Trading Date immediately preceding the date of conversion in the case of any optional conversion pursuant to paragraph 4(n), or (iii) the Settlement Date, in the case of a Fundamental Transaction. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of Series C Preferred Stock so surrendered.
                          (g)     CANCELLATION.    Shares of Series C Preferred
Stock that have been issued and reacquired in any manner, including shares purchased, exchanged, redeemed or converted, shall not be reissued as part of the Series C Preferred Stock and shall (upon compliance with any applicable provisions of the laws of the Commonwealth of Pennsylvania) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Preferred Stock.
                          (h)     DEFINITIONS.     As used in this paragraph
(4):
                            (i)   the term "business day" shall mean any day
other than a Saturday, Sunday or a day on which banking institutions in the State of New York or the Commonwealth of Pennsylvania are authorized or obligated by law or executive order to close or are closed because of a banking moratorium or otherwise;





LAW2:7499                                                             -78-

                            (ii)  the term "Call Price" shall mean $131.25 per
share;
                          (iii)   the term "Closing Price" on any day shall
mean the closing sale price regular way on such day or, in case no such sale takes place on such day, the reported closing bid price regular way, in each case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, then on the principal national securities exchange on which the Common Stock is listed or admitted to trading (which shall be the national securities exchange on which the greatest number of shares of Common Stock has been traded during the five consecutive Trading Dates ending on and including the date of determination of the Current Market Price), or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the closing bid price of the Common Stock on the over-the-counter market on the day in question as reported by the National Quotation Bureau Incorporated, or a similarly generally accepted reporting service, or if not so available as determined in good faith by the Board of Directors, on the basis of such relevant factors as it in good faith considers, in the reasonable judgement of the Board of Directors, appropriate;
                           (iv)   the term "Notice Date" with respect to any
notice given by the Corporation in connection with the Series C Preferred Stock shall be the earlier of the public announcement with respect to any matter or the commencement of the mailing of





LAW2:7499                                                             -79-
such notice to the holders of the Series C Preferred Stock in accordance with paragraph (4)(i);
                            (v)   the term "Settlement Date" shall mean the
business day immediately prior to the effective date of a Fundamental
Transaction;
                           (vi)   the term "Trading Date" shall mean a date on
which the New York Stock Exchange (or any successor thereto) is open for the transaction of business.
                          (i)     NOTICE OF REDEMPTION OR AUTOMATIC CONVERSION.
The Corporation will provide notice of any redemption or automatic conversion (including any potential conversion upon the effectiveness of a Fundamental Transaction but excluding any conversion pursuant to paragraphs (4)(a) or (n)) of shares of Series C Preferred Stock to holders of record of the Series C Preferred Stock to be called or converted not less than 15 nor more than 60 days prior to the date fixed for such redemption or conversion, as the case may be; PROVIDED, HOWEVER, that if the timing of a Fundamental Transaction makes it impracticable to provide at least 15 days notice, the Corporation shall provide such notice as soon as is practicable. Such notice shall be provided by mailing notice of such redemption or conversion first class postage prepaid, to each holder of record of the Series C Preferred Stock to be redeemed or converted, at such holder's address as it appears on the stock register of the Corporation; PROVIDED, HOWEVER, that no failure to give such notice nor any defect therein shall affect the validity of the proceeding for





LAW2:7499                                                             -80-
the redemption or conversion of any shares of Series C Preferred Stock to be redeemed or converted, except as to the holder to whom the Corporation has failed to give such notice or whose notice was defective. Each such notice shall state, as appropriate, the following:
                            (i)   the redemption or automatic conversion date;
                           (ii)   that all outstanding shares of Series C
Preferred Stock are to be redeemed or converted or, in the case of a call for redemption pursuant to paragraph (4)(c) of fewer than all outstanding shares of Series C Preferred Stock, the number of such shares held by such holder to be redeemed;
                          (iii)   in the case of a call for redemption pursuant
to paragraph (4)(c), the Call Price, the number of shares of Common Stock deliverable upon redemption of each share of Series C Preferred Stock to be redeemed and, if applicable, the Current Market Price used to calculate such number of shares of Common Stock subject to any subsequent adjustments pursuant to paragraph (4)(d);
                           (iv)   whether the Corporation is delivering shares
of Common Stock in lieu of cash (in the case of a conversion pursuant to paragraphs (4)(a) or (4)(b)), the Current Market Price to be used to calculate the number of such shares of Common Stock and, if the Corporation is delivering shares in respect of less than all the cash that would otherwise be





LAW2:7499                                                             -81-
deliverable by the Corporation upon such conversion, the portion of such cash in lieu of which Common Stock will be delivered;
                            (v)   the place or places where certificates for
such shares are to be surrendered for redemption or conversion; and
                           (vi)   that dividends on the shares of Series C
Preferred Stock to be redeemed or converted will cease to accrue on such redemption or automatic conversion date or, in the case of a conversion pursuant to paragraph (4)(b), on the related Settlement Date, unless, in the case of a redemption pursuant to paragraph (4)(c), the Corporation shall default in delivering the shares of Common Stock and cash, if any, payable by the Corporation at the time and place specified in such notice.
                          (j)     DEPOSIT OF SHARES AND FUNDS.  The
Corporation's obligation to deliver shares of Common Stock and provide funds in accordance with this paragraph (4) shall be deemed fulfilled if, on or before a redemption or conversion date or Settlement Date, the Corporation shall deposit, with a bank or trust company, or an affiliate of a bank or trust company, having an office or agency in New York city and having a capital and surplus of at least $50,000,000, such number of shares of Common Stock as are required to be delivered by the Corporation pursuant to this paragraph (4) upon the occurrence of the related redemption or conversion (including any payment of cash in lieu of the issuance of fractional share amounts pursuant to paragraph (4)(f)), together with funds (or, in the case of a conversion





LAW2:7499                                                             -82-
pursuant to paragraphs (4)(a) or (4)(b), shares of Common Stock and/or funds) sufficient to pay all accrued and unpaid dividends on the shares to be redeemed or converted as required by this paragraph (4), in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available thereto), with irrevocable instructions and authority to such bank or trust company that such shares and funds be delivered upon redemption or conversion of the shares of Series C Preferred Stock so called for redemption or converted. Any interest accrued on such funds shall be paid to the Corporation from time to time. Any shares of Common Stock or funds so deposited and unclaimed at the end of two years from such redemption or conversion date shall be repaid and released to the Corporation, after which the holder or holders of such shares of Series C Preferred Stock so called for redemption or converted shall look only to the Corporation for delivery of such shares of Common Stock or funds.
                          (k)     SURRENDER OF CERTIFICATES; STATUS.  Each
holder of shares of Series C Preferred Stock to be redeemed or converted shall surrender the certificates evidencing such shares (properly endorsed or assigned for transfer, unless any notice shall state otherwise) to the Corporation at the place designated in the notice of such redemption or conversion and shall thereupon be entitled to receive certificates evidencing shares of Common Stock and to receive any funds payable pursuant to this paragraph (4) following such surrender and following the date of





LAW2:7499                                                             -83-
such redemption or conversion. In case fewer than all the shares represented by any such surrendered certificate are called for redemption, a new certificate shall be issued at the expense of the Corporation representing the unredeemed shares. If such notice of redemption or conversion shall have been given, and if on the date fixed for redemption or conversion (or on the Mandatory Conversion Date) shares of Common Stock and funds necessary for the redemption or conversion shall have been either set aside by the Corporation separate and apart from its other funds or assets in trust for the account of the holders of the shares to be redeemed or converted (and so as to be and continue to be available therefor) or deposited with a bank or trust company or affiliate thereof as provided in paragraph (4)(j), or the circumstances described in clause (ii) to the proviso appearing in the third full paragraph of paragraph (4)(a) are in effect, then, notwithstanding that the certificates evidencing any shares of Series C Preferred Stock so called for redemption or subject to conversion shall not have been surrendered, the shares represented thereby so called for redemption or subject to conversion shall be deemed no longer outstanding, dividends with respect to the shares so called for redemption or subject to conversion shall cease to accrue after the date fixed for redemption or conversion or, in the case of a conversion pursuant to paragraph (4)(b), on the related Settlement Date, and all rights with respect to the shares so called for redemption or subject to conversion shall forthwith after such date cease and





LAW2:7499                                                             -84-
terminate, except for the right of the holders to receive the shares of Common Stock and funds, if any, payable pursuant to this paragraph (4) without interest upon surrender of their certificates therefor.
                          (l)     DIVIDEND PAYMENTS.  Holders of shares of
Series C Preferred Stock at the close of business on a record date for any payment of declared dividends will be entitled to receive the dividend payable on such shares of Series C Preferred Stock on the corresponding Dividend Payment Date notwithstanding the optional conversion of such shares of Series C Preferred Stock following such record date and before such Dividend Payment Date. However, shares of Series C Preferred Stock surrendered for optional conversion pursuant to paragraph 4(n) after the close of business on a record date for any payment of declared dividends and before the opening of business on the next succeeding Dividend Payment Date must be accompanied by payment in cash of an amount equal to the dividend attributable to the current quarterly dividend period payable on such date. Notwithstanding the foregoing, holders of Series C Preferred Stock who convert pursuant to paragraph 4(n) their Series C Preferred Stock at any time after such Series C Preferred Stock have been called for redemption, will be entitled to receive, in addition to shares of Common Stock issuable upon conversion, cash payment of dividends accrued and unpaid to the date of such conversion. Except as set forth in the preceding sentence, upon any optional conversion pursuant to paragraph 4(n) of shares of





LAW2:7499                                                             -85-

Series C Preferred Stock, the Corporation will make no payment of or allowance for accrued and unpaid dividends, whether or not in arrears, on such shares of Series C Preferred Stock, or for previously declared dividends or distributions on the shares of Common Stock issued upon such conversion.
                          (m)     PAYMENT OF TAXES.  The Corporation will pay
any and all documentary, stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Common Stock on the redemption or conversion of shares of Series C Preferred Stock pursuant to this paragraph
(4); provided, however, that the Corporation shall not be required to pay any tax which may be payable in respect of any registration of transfer involved in the issue or delivery of shares of Common Stock in a name other than that of the registered holder of Series C Preferred Stock redeemed or converted or to be redeemed or converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.
                          (n)     CONVERSION AT THE OPTION OF THE HOLDER.
After 40 days following the latest date of original issuance of the Series C Preferred Stock, the shares of the Series C Preferred Stock are convertible, in whole or in part, at the option of the holders thereof, at any time before the Mandatory Conversion Date, unless previously redeemed, into shares of Common Stock at a rate of 8.85 shares of Common Stock for each





LAW2:7499                                                             -86-
share of Series C Preferred Stock (the "Optional Conversion Rate"). The Optional Conversion Rate is subject to adjustment in the same manner as the Common Equivalent Rate, as described in paragraph (4)(d). The right to convert shares of Series C Preferred Stock called for redemption will terminate immediately before the close of business on the redemption date with respect to such shares.
                          Conversion of shares of Series C Preferred Stock at
the option of the holder may be effected by delivering certificates evidencing such shares of Series C Preferred Stock, together with written notice of conversion and a proper assignment of such certificates to the Corporation or in blank (and, if applicable, cash payment of an amount equal to the dividend attributable to the current quarterly dividend period payable on such shares), to the office of the transfer agent for Series C Preferred Stock or to any other office or agency maintained by the Corporation for that purpose and otherwise in accordance with conversion procedures established by the Corporation. Each optional conversion will be deemed to have been effected immediately before the close of business on the date on which the foregoing requirements have been satisfied. The conversion will be at the Optional Conversion Rate in effect at such time and on such date.
                 5. LIQUIDATION PREFERENCES. (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of





LAW2:7499                                                             -87-

Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, after payment or provision for payment of any Senior Securities, an amount per share of Series C Preferred Stock in cash equal to the sum of (i) $144.40 plus
(ii) all accrued and unpaid dividends thereon to the date of liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series C Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph (5)(a), holders of Series C Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.
                          (b)     For the purposes of this paragraph (5), none
of the following shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Corporation:
                            (i)   the voluntary sale, conveyance, lease,





LAW2:7499                                                             -88-
exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation;
                           (ii)   the consolidation or merger of the
Corporation with or into one or more other corporations or other associations;
                          (iii)   the consolidation or merger of one or more
corporations or other associations with or into the Corporation;
                           (iv)   the participation by the Corporation in a
share exchange;
                            (v)   the division of the Corporation pursuant to
15 Pa.C.S. Subch. 19D;
                           (vi)   the conversion of the Corporation pursuant to
15 Pa.C.S. Subch. 19E.
                 6. VOTING RIGHTS. (a) The holders of record of shares of Series C Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (6) or as otherwise provided by law.
                          (b)     In the event that dividends payable to the
holders of Series C Preferred Stock are in arrears and unpaid for the equivalent of six quarterly periods, the Board of Directors will be increased by two directors and the holders of Series C Preferred Stock, together with the holders of all other outstanding series of the Preferred Stock in respect of which such a default in payment of dividends as described hereinabove





LAW2:7499                                                             -89-
exists and is entitled to vote thereon, voting as a single class without regard to series, will be entitled to elect two directors of the expanded Board of Directors. Such entitlement shall continue until such time as all dividends in arrears on all of the Series C Preferred Stock at the time outstanding have been paid or declared and set aside for payment, whereupon such voting rights of the holders of the Series C Preferred Stock shall cease (and the respective terms of the two additional directors shall thereupon expire and the number of directors constituting the full board be decreased by two) subject to being again revived from time to time upon the reoccurrence of the conditions described in this paragraph (6)(b) as giving rise thereto.
                          At any time when the rights of holders of Series C
Preferred Stock to elect two additional directors shall have so vested, the Corporation shall, upon the written request of the holders of record of not less than 10% of the Series C Preferred Stock then outstanding (or 10% of all of the shares of Preferred Stock having the right to vote for such directors in case holders of shares of other series of Preferred Stock shall also have the right to elect directors in such circumstances), call a special meeting of holders of the Series C Preferred Stock (and other series of Preferred Stock, if applicable) for the election of directors. In the case of a written request, the special meeting shall be held within 60 days after the delivery of the request, upon the notice provided by law and in the bylaws of the Corporation; except that the Corporation shall not be required to





LAW2:7499                                                             -90-
call such a special meeting if the request is received less than 120 days before the date fixed for the next ensuing annual meeting of stockholders of the Corporation.
                          Whenever the number of directors of the Corporation
shall have been increased by two as provided in this paragraph (6)(b), the number as so increased may thereafter be further increased or decreased in such manner as may be permitted by the bylaws and without the vote of the holders of Series C Preferred Stock. No such action shall impair the right of the holders of Series C Preferred Stock to elect and to be represented by two directors as provided in this paragraph (6)(b).
                          The two directors elected as provided in this
paragraph (6)(b) shall serve until the next annual meeting of stockholders of the Corporation and until their respective successors shall be elected and qualified or the earlier expiration of their terms as provided in this paragraph (6)(b). No such director may be removed without the vote of holders of a majority of the shares of Series C Preferred Stock (or holders of a majority of shares of Preferred Stock having the right to vote in the election of such director in case holders of shares of other series of Preferred Stock shall also have the right to elect such director). If, prior to the expiration of the term of any such director, a vacancy in the office of such director shall occur, such vacancy shall, until the expiration of such term, in each case be filled by the remaining director elected as provided





LAW2:7499                                                             -91-
in this paragraph (6)(b) or, if none remains in office, by vote of the holders of record of a majority of the outstanding shares of Series C Preferred Stock (or holders of a majority of shares of Preferred Stock who are then entitled to participate in the election of such directors in case holders of shares of other series of Preferred Stock shall also have the right to elect such director).
                          (c)     So long as any shares of the Series C
Preferred Stock are outstanding (except when notice of the redemption or conversion of all outstanding shares of Series C Preferred Stock has been given pursuant to paragraph (4)(i) and shares of Common Stock and any necessary funds have been deposited in trust for such redemption or conversion pursuant to paragraph (4)(j)), the Corporation shall not, without the affirmative vote of the holders of at least 66-2/3% of the shares of Series C Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding, voting together as one class without regard to series, in person or by proxy, or by resolution adopted at an annual or special meeting called for the purpose, amend pursuant to the provisions of 15 Pa.C.S. Subchapter 19B or in the context of any other type of Fundamental Transaction any of the provisions of the Corporation's Restated Articles of Incorporation which would either (i) authorize any new class of Senior Securities or (ii) alter or change the rights, preferences or limitations of the Series C Preferred Stock so as to affect such rights, preferences





LAW2:7499                                                             -92-
or limitations in any material respect prejudicial to the holders of the Series C Preferred Stock.
                          (d)     So long as any shares of the Series C
Preferred Stock are outstanding (except when notice of the redemption or conversion of all outstanding shares of Series C Preferred Stock has been given pursuant to paragraph (4)(i) and shares of Common Stock and any necessary funds have been deposited in trust for such redemption or conversion pursuant to paragraph (4)(j)), the Corporation shall not, without the affirmative vote of the holders of at least a majority of the shares of Series C Preferred Stock and any other series of Preferred Stock entitled to vote thereon at the time outstanding voting or consenting, as the case may be, voting together as one class without regard to series, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, amend pursuant to the provisions of 15 Pa.C.S. Subchapter 19B or in the context of any other type of Fundamental Transaction any of the provisions of the Corporation's Restated Articles of Incorporation which would either (i) increase the total number of authorized shares of Preferred Stock or (ii) authorize or create any class of Parity Securities.
                 7. INCREASE IN SHARES. The number of shares of Series C Preferred Stock may, to the extent of the Corporation's authorized and unissued Preferred Stock, be increased by further resolution duly adopted by the Board of Directors and the filing





LAW2:7499                                                             -93-
of a statement with respect to shares with the Department of State of the Commonwealth of Pennsylvania.
                 8.       LIMITATIONS.  Except as may otherwise be required by
law, the shares of Series C Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Restated Articles of Incorporation of the Corporation.
         SIXTH:  A.       A higher than majority stockholder vote for certain
Business Combinations (as defined below) shall be required as follows:
                 (1)      In addition to any affirmative vote required by law
or these Articles or the terms of any series of Preferred Stock or any other securities of the Corporation and except as otherwise expressly provided in Section B. of this Article SIXTH:
                          (a)     any merger or consolidation of the
Corporation or any Subsidiary with (i) any Interested Stockholder or with (ii) any other corporation (whether or not itself an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of an Interested Stockholder;
                          (b)     any sale, lease, exchange, mortgage, pledge,
transfer or other disposition (in one transaction or a series of transactions whether or not related) to an Interested Stockholder (or an Affiliate or Associate of an Interested Stockholder) of





LAW2:7499                                                             -94-
any assets of the Corporation or of a Subsidiary having an aggregate Fair Market Value of $10,000,000 or more;
                          (c)     any sale, lease, exchange, mortgage, pledge,
transfer or other disposition (in one transaction or a series of transactions whether or not related) to or with the Corporation or a Subsidiary of any assets of an Interested Stockholder (or an Affiliate or Associate of an Interested Stockholder) having an aggregate Fair Market Value of $10,000,000 or more;
                          (d)     the issuance or sale by the Corporation or
any Subsidiary (in one transaction or a series of transactions whether or not related) of any securities of the Corporation or of any Subsidiary to any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more except an issuance of securities upon conversion of convertible securities of the,Corporation or of a Subsidiary which were not acquired by such Interested Stockholder (or such Affiliate or Associate) from the Corporation or a Subsidiary;
                          (e)     the adoption of any plan or proposal for the
liquidation or dissolution of the Corporation proposed by or on behalf of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or
                          (f)     any reclassification of securities (including
any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its





LAW2:7499                                                             -95-

Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity securities or securities convertible into equity securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; shall require the affirmative vote of (i) the holders of at least eighty percent (80%) of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an annual election of directors (the "Voting Stock") and (ii) the holders of at least a majority of the combined voting power of the then outstanding Voting Stock held by Disinterested Stockholders, in each case voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, by any other provisions of these Articles or by the terms of any series of Preferred Stock or any other securities of the Corporation;
                 (2) The term "Business Combination" as used in this Article SIXTH shall mean any transaction which is referred to in any one or more of clauses (a) through (f) of paragraph (1) of Section A. of this Article SIXTH.
         B. The provisions of Section A. of this Article SIXTH shall not be applicable to any Business Combination, and such





LAW2:7499                                                             -96-

Business Combination shall require only such affirmative vote (if any) as is required by law, any other provision of these Articles or the terms of any class or series of capital stock of the Corporation entitled to a preference over the Common Stock as to dividends or upon liquidation, or the terms of any other securities of the Corporation, if all of the conditions specified in either of the following paragraphs (1) or (2) are met:
                 (1) The Business Combination shall have been approved by a majority of the Disinterested Directors or
                 (2) All the following six conditions shall have been met -
                          (a)     The transaction constituting the Business
Combination shall provide for a consideration to be received by holders of Common Stock in exchange for their Common Stock, and the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:
                            (i)   (if applicable) the highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction





LAW2:7499                                                             -97-
in which it became an Interested Stockholder, whichever is higher;
                           (ii)   the Fair Market Value per share of Common
Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher; and
                          (iii)   (if applicable) the price per share equal to
the Fair Market Value per share of Common Stock determined pursuant to clause
(ii) immediately preceding, multiplied by the ratio of (x) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Interested Stockholder beneficially owned any shares of Common Stock, whether or not such Stockholder was an Interested Stockholder on that day.
                          (b)     If the transaction constituting the Business
Combination shall provide for a consideration to be received by holders of any class of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of such Voting Stock shall be at least





LAW2:7499                                                             -98-
equal to the highest of the following (it being intended that the requirements of this clause (2)(b) shall be required to be met with respect to every class of outstanding Voting Stock other than Institutional Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class of Voting Stock):
                            (i)   (if applicable) the highest per share price
(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Interested Stockholder which were acquired (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher;
                           (ii)   (if applicable) the highest preferential
amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;
                          (iii)   the Fair Market Value per share of such class
of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; and
                           (iv)   (if applicable) the price per share equal to
the Fair Market Value per share of such class of Voting Stock determined pursuant to clause (iii) immediately preceding, multiplied by the ratio of (x) the highest per share price





LAW2:7499                                                             -99-

(including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Interested Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (y) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period on which the Interested Stockholder beneficially owned any shares of such class of Voting Stock, whether or not such Stockholder was an Interested Stockholder on that day.
                          (c)     The consideration to be received by holders
of a particular class of Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire shares of such class of Voting Stock which are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock beneficially owned by it. The prices determined in accordance with clauses (a) and (b) of paragraph (2) of this Section B. shall be subject to an appropriate adjustment in the event of any stock dividend, stock split, subdivision, combination of shares or similar event.





LAW2:7499                                                             -100-

   (d) After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such
                            (i)   except as approved by a majority of the
Disinterested Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock or other capital stock entitled to a preference over the Common Stock as to dividends or upon liquidation;
                           (ii)   except as approved by a majority of the
Disinterested Directors, there shall have been (x) no reduction in the annual amount of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) and (y) no failure to increase the annual amount of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock;
                          (iii)   such Interested Stockholder shall not have
become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and
                           (iv)   there shall have always been at least
three Disinterested Directors on the Board of Directors





LAW2:7499                                                             -101-

                          (e)     After such Interested Stockholder has become
an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.
                          (f)     A proxy or information statement describing
the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to stockholders at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).
                 C.       For the purposes of this Article SIXTH:
                          (1)     A "person" shall mean any individual, a
partnership, a corporation, an association, a trust or other entity.
                          (2)     "Interested Stockholder" at any particular
time shall mean any person (other than the Corporation or any Subsidiary) who or which:





LAW2:7499                                                             -102-

                                  (a)      is at such time the beneficial
owner, directly or indirectly, of five percent (5%) or more of the voting power of the Voting Stock;
                                  (b)      is an Affiliate of the Corporation
and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of five percent (5%) or more of the voting power of the Voting Stock; or
                                  (c)      is at such time an assignee of or
has otherwise succeeded to the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder (as defined in C.(2)(a) and (b) above), if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.
                          (3)     "Disinterested Stockholder" shall mean a
stockholder of the Corporation who is not an Interested Stockholder or an Affiliate or an Associate of an Interested Stockholder.
                          (4)     A person shall be a "beneficial owner" of any
shares of Voting Stock:
                                  (a)      which such person or any of its
Affiliates or Associates beneficially owns, directly or indirectly;





LAW2:7499                                                             -103-

                                  (b)      which such person or any of its
Affiliates or Associates has (i) the right to acquire (whether or not such right is exercisable immediately) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or
                                  (c)      which are beneficially owned,
directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.
                          (5)     For the purpose of determining whether a
person is an Interested Stockholder pursuant to paragraph (2) of this Section C., the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by an Interested Stockholder through application of paragraph (4) of this Section C. but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise.
                          (6)     "Affiliate" or "Associate" shall have the
respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 31, 1984 (the term "registrant" in such Rule 12b-2 meaning in this case the Corporation).





LAW2:7499                                                             -104-

                          (7)     "Subsidiary" means any corporation of which a
majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (2) of this Section C. the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
                          (8)     "Disinterested Director" means any member of
the Board of Directors who is unaffiliated with, and not a representative or nominee of, an Interested Stockholder and (a) was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, or (b) recommended to succeed a Disinterested Director by a majority of the Disinterested Directors then on the Board.
                          (9)     "Fair Market Value" means: (a) in the case of
stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers,





LAW2:7499                                                             -105-

Inc. Automated Quotation System or any other system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.
                          (10)    In the event of any Business Combination in
which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraph (2) of Section B. of this Article SIXTH shall include the shares of Common Stock and the shares of any other class of outstanding Voting Stock retained by the holders of such shares.
                          (11)    The term "class" of Voting Stock shall be
deemed to refer to a series of Voting Stock where more than one series of Voting Stock is outstanding within a class of Voting Stock.
                          (12)    "Institutional Voting Stock" shall mean any
class of Voting Stock which was issued to and continues to be held solely by one or more insurance companies, pension funds, commercial banks, savings banks or similar financial institutions or institutional investors.
         D. A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article SIXTH, on the basis of information known to them after reasonable inquiry, (1) whether a person is an





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
Interested Stockholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether the requirements of Section B. of this Article SIXTH have been met with respect to any Business Combination, (5) whether a class of Voting Stock is Institutional Voting Stock and (6) whether the assets which are subject to any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this Corporation or any subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more. Any such determination made in good faith shall be binding and conclusive on all parties.
         E. Nothing contained in this Article SIXTH shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.
         F. In addition to any requirements of law and any other provisions of these Articles or the terms of any class or series of capital stock of the Corporation entitled to a preference over the Common Stock as to dividends or upon liquidation, or the terms of any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or any such terms), the affirmative vote of
                 (1) the holders of eighty percent (80%) or more of the combined voting power of the Voting Stock, voting together as a single class, and





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                 (2)      a majority of the combined voting power of the Voting
Stock held by the Disinterested Stockholders, voting together as a single class, shall be required to amend, alter or repeal, or adopt any provision inconsistent with, this Article SIXTH.
         SEVENTH:         A.      Except as otherwise fixed by or pursuant to
the terms of any class or series of capital stock of the Corporation entitled to a preference over the Common Stock as to dividends or upon liquidation, the number, qualification, terms of office, manner of election, time and place of meeting, compensation, powers and duties of the directors shall be fixed from time to time by or pursuant to the By-laws.
         B. If the By-laws so provide, the members of the Board (other than those who may be elected by the holders of any class or series of capital stock having a preference over the Common Stock as to dividends or upon liquidation pursuant to the terms of these Articles or of such class or series of stock) shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, having such terms and being elected in such manner as shall be specified in the By-laws.
         EIGHTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors is expressly authorized to:
         A. adopt any By-laws a majority of the entire Board of Directors may deem necessary or desirable for the efficient





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
conduct of the affairs of the Corporation, including, but not limited to, provisions governing the conduct of, and the matters which may properly be brought before, meetings of the stockholders and provisions specifying the manner and extent to which prior notice shall be given of the submission of proposals to be considered at any such meeting or of nominations for the election of directors to be held at any such meeting; and
         B. repeal, alter or amend the By-laws by the vote of a majority of the entire Board of Directors.
         NINTH: In addition to any requirements of law and any other provisions of these Articles or the terms of any series of Preferred Stock or any other securities of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, these Articles or any such terms), the affirmative vote of the holders of eighty percent (80%) or more of the combined voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in an annual election (the "Voting Stock"), voting together as a single class, shall be required to:
         A. remove a director without cause (For purposes of this Article (NINTH] "cause" shall mean the willful and continuous failure of a director to substantially perform such director's duties to the Corporation, other than any such failure resulting from incapacity due to physical or mental illness, or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.);





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
         B. adopt, amend, alter or repeal any provision of the By-laws, except that By-law XVI may be amended or altered by a majority vote of the Voting Stock if the majority of the entire Board of Directors has first recommended the amendment or alteration for approval by the stockholders;
         C. amend, alter or repeal or adopt any provision inconsistent with, Articles SEVENTH or EIGHTH or this Article NINTH; and
         D. amend, alter or repeal or adopt any provisions inconsistent with any provision, other than Articles SIXTH, SEVENTH or EIGHTH or this Article NINTH, contained in these Articles of Incorporation, unless otherwise first recommended and approved by a majority of the entire Board of Directors or, if there is an Interested Stockholder (as defined in Article SIXTH), by a majority of the Disinterested Directors (as defined in Article SIXTH), in which cases a majority vote of the Voting Stock is required to amend, alter or repeal such other provisions of these Articles.

        TENTH: To the fullest extent that the law of the Commonwealth of Pennsylvania, as it exists on January 27, 1987, or as it may thereafter be amended, permits the elimination of the liability of directors, no director of the corporation shall be liable for monetary damages for any action taken, or any failure to take any action. This Article TENTH shall not apply to any breach of performance of duty or any failure of performance of duty by any director occurring prior to January




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27, 1987.  No amendment to or repeal of this Article TENTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or failure to act on the part of such director occurring prior to such amendment or repeal.

         ELEVENTH:        The Corporation may, to the fullest extent permitted
by applicable law as then in effect, indemnify any person who is or was a director, officer, employe or agent of the Corporation or is or was serving at the request of the corporation as a director, officer, employe or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employe benefit plan) and may take such steps as may be deemed appropriate by the Corporation, including purchasing and maintaining insurance, entering in to contracts (including, without limitation, contracts of indemnification between the Corporation and its directors and officers), creating a trust fund, granting security interests or using other means (including, without limitation, a letter of credit) to insure the payment of such amount as may be necessary to effect such indemnification. This Article shall apply to any action taken, or any failure to take any action, on or after January 27, 1987.





LAW2:7499                                                             -111-